PROSPECTUS

                                   $75,000,000
                            IMPERIAL CAPITAL TRUST I
             OFFER TO EXCHANGE ITS 9.98% SERIES B CAPITAL SECURITIES
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                FOR ANY AND ALL OF ITS OUTSTANDING 9.98% SERIES A
                               CAPITAL SECURITIES

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
    FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                                IMPERIAL BANCORP


              The Exchange Offer and Withdrawal Rights will expire
               at 5:00 p.m., New York City time, on July 23, 1997,
                                unless extended.


                  Imperial Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "ISSUER" or the "TRUST"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "PROSPECTUS") and in the accompanying Letter of Transmittal (which together constitute the "EXCHANGE OFFER"), to exchange up to $75,000,000 aggregate Liquidation Amount (as defined herein) of its 9.98% Series B Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "NEW CAPITAL SECURITIES"), which have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 9.98% Series A Capital Securities (Liquidation Amount $1,000 per Capital Security) (the "OLD CAPITAL SECURITIES"), of which $75,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, Imperial Bancorp, a California corporation (the "COMPANY"), is also exchanging (i) its guarantee with respect to the payment of Distributions (as defined herein) and other payments on liquidation or redemption of the Old Capital Securities (the "OLD GUARANTEE") for a like guarantee with respect to the New Capital Securities (the "NEW GUARANTEE"), and (ii) all of its outstanding 9.98% Series A Junior Subordinated Deferrable Interest Debentures due December 31, 2026 (the "OLD JUNIOR SUBORDINATED DEBENTURES"), of which $77,320,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its 9.98% Series B Junior Subordinated Deferrable Interest Debentures due December 31, 2026 (the "NEW JUNIOR SUBORDINATED DEBENTURES"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital

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Securities, the Old Guarantee and the Old Junior Subordinated Debentures are
collectively referred to herein as the "OLD SECURITIES" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "NEW SECURITIES."

                  The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities,
(ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon, and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of Capital Securities" and "Description of Junior Subordinated Debentures." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Issuer under the Registration Rights Agreement, dated as of April 23, 1997 (the "REGISTRATION RIGHTS AGREEMENT"), among the Company, the Issuer and the Initial Purchasers (as defined herein) of the Old Capital Securities. If the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).

                  SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE NEW CAPITAL SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENT OF DISTRIBUTIONS ON THE NEW JUNIOR SUBORDINATED DEBENTURES AND THE NEW CAPITAL SECURITIES MAY BE DEFERRED AND CERTAIN RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is June 23, 1997.

(continued from cover page)

                  The Old Capital Securities and the New Capital Securities are referred to as the "CAPITAL SECURITIES." The Old Capital Securities represent, and when issued the New Capital Securities will represent, undivided preferred beneficial interests in the assets of the Issuer. The Company owns all of the beneficial interests represented by common securities of the Issuer (the "COMMON SECURITIES" and, collectively with the Capital Securities, the "TRUST SECURITIES"). The Issuer exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein) and engaging in certain other limited activities described herein. The Junior Subordinated Debentures will mature on December 31, 2026 (the "STATED MATURITY DATE"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to Distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Capital Securities."

                  As used herein, (i) the "INDENTURE" means the Indenture, dated as of April 23, 1997, relating to the Junior Subordinated Debentures, as amended and supplemented from time to time, between the Company and The Chase Manhattan Bank, as trustee (the "DEBENTURE TRUSTEE"), (ii) the "DECLARATION" means the Amended and Restated Declaration of Trust, dated as of April 23, 1997, relating to the Issuer among the Company, as Sponsor, The Chase Manhattan Bank, as Property Trustee (the "PROPERTY TRUSTEE"), Chase Manhattan Bank Delaware, as Delaware Trustee (the "DELAWARE TRUSTEE") and the administrative trustees named therein (collectively, with the Property Trustee and the Delaware Trustee, the "ISSUER TRUSTEES") and the holders from time to time of the Trust Securities,
(iii) the "GUARANTEE AGREEMENTS" mean the Guarantee Agreement, dated as of April 23, 1997, between the Company and The Chase Manhattan Bank, as trustee (the "GUARANTEE TRUSTEE"), and the Series B Guarantee Agreement to be entered into between the Company and the Guarantee Trustee in connection with the consummation of the Exchange Offer, in both cases providing a guarantee, on the terms and conditions described herein, for the benefit of holders of the Capital Securities and (iv) the "COMMON GUARANTEE" means the Guarantee Agreement, dated as of April 23, 1997, relating to the Common Securities by the Company. In addition, as the context may require, unless expressly stated otherwise, (i) the "JUNIOR SUBORDINATED DEBENTURES" means the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and (ii) the "GUARANTEE" means the Old Guarantee and the New Guarantee.

                  Except as described herein, the New Capital Securities will be represented by a global certificate in fully registered form, deposited with a custodian for and registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Beneficial interests in the New Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. The New Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 New Capital Securities). See "Description of Capital Securities-Form, Denomination, Book-Entry Procedures and Transfer."

                  Holders of the Capital Securities are entitled to receive cumulative cash distributions, arising from the payment of interest on the Junior Subordinated Debentures, accumulating from April 23, 1997, the date of original issuance of the Old Capital Securities, and payable semi-annually in arrears on June 30 and December 31 of each year, commencing June 30, 1997 ("DISTRIBUTIONS"), at the annual rate of 9.98% of the Liquidation Amount of $1,000 per Capital Security (the "LIQUIDATION AMOUNT"). So long as no Debenture Event of Default (as defined herein) has occurred and is

(continued from cover page)

continuing, the Company will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "EXTENSION PERIOD"), provided that no Extension Period may end on a day other than an Interest Payment Date (as defined herein) or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 9.98% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue original issue discount income for United States federal income tax purposes prior to receipt of cash payments attributable to such income. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations -- Interest, Original Issue Discount, Premium and Market Discount."

                  The Company has, through the Guarantee, the Common Guarantee, the Declaration, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Trust Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee -- Full and Unconditional Guarantee." The Guarantee and the Common Guarantee guarantee payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of the Guarantee." If the Company fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce payment to such holder of accrued but unpaid interest on Junior Subordinated Debentures with a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Company under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures are unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness (as defined herein) of the Company to the extent and in the manner set forth in the Indenture and in the Guarantee and the Common Guarantee.

                  The Trust Securities are subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debentures (the "MATURITY REDEMPTION PRICE"),

(continued from cover page)

(ii) in whole but not in part, at any time before June 30, 2007 (the "INITIAL OPTIONAL PREPAYMENT DATE"), contemporaneously with the optional prepayment of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "SPECIAL EVENT REDEMPTION PRICE"), and (iii) in whole or in part, on or after the Initial Optional Prepayment Date, contemporaneously with the optional prepayment by the Company of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined herein) (the "OPTIONAL REDEMPTION PRICE"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "REDEMPTION PRICE." See "Description of Capital Securities -- Redemption."

                  Subject to the Company having received prior approval of the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE"), if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Company (i) on or after the Initial Optional Prepayment Date, in whole or in part, at a prepayment price (the "OPTIONAL PREPAYMENT PRICE") equal to 105.113% of the principal amount thereof on the Initial Optional Prepayment Date, declining ratably on each June 30 thereafter to 100% on or after June 30, 2017, plus accrued and unpaid interest thereon to the date of prepayment, or (ii) at any time before the Initial Optional Prepayment Date, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "SPECIAL EVENT PREPAYMENT PRICE") equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount and premium payable as part of the Optional Prepayment Price with respect to an optional redemption of such Junior Subordinated Debentures on the Initial Optional Prepayment Date, together with scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in either case, accrued and unpaid interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "PREPAYMENT PRICE." See "Description of Junior Subordinated Debentures -- Optional Prepayment" and "-- Special Event Prepayment."

                  The Company, as the holder of the outstanding Common Securities, has the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to
(i) the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the Capital Securities and (ii) the prior approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Capital Securities -- Liquidation of the Trust and Distribution of

(continued from cover page)

Junior Subordinated Debentures" and "Certain Federal Income Tax Considerations -- Receipt of Junior Subordinated Debentures Upon Liquidation of the Trust."

                  Based on interpretations by the staff of the Commission, as set forth in several no- action letters to third parties, and subject to the immediately following sentence, the Company and the Trust believe that New Securities issued pursuant to the Exchange Offer in exchange for Old Securities may be offered for resale, resold and otherwise transferred by a holder thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Securities. However, any holder of Old Capital Securities who is an "affiliate" of either the Company or the Trust, a broker-dealer that acquires the Old Capital Securities in a transaction other than as a part of its market-making or other trading activities or other holder who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities (i) will not be able to rely on the interpretations by the staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be able to tender such Old Capital Securities in the Exchange Offer and
(iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. Any broker-dealer who holds Old Securities acquired for its own account as a result of market-making activities or other trading activities, and who receives New Securities in exchange for such Old Securities pursuant to the Exchange Offer (an "Exchanging Dealer"), may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for the Exchange Offer so long as it contains a plan of distribution with respect to such resale transactions, in connection with any resales of such New Securities. Neither the Company nor the Trust sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.

                  Each holder of Old Capital Securities (other than a broker-dealer) who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal accompanying this Prospectus (the "LETTER OF TRANSMITTAL") contains the foregoing representations. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each Exchanging Dealer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein) that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states

(continued from cover page)

that by so acknowledging and by delivering a prospectus, an Exchanging Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no-action letters referred to above, the Company and the Trust believe that Exchanging Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations set out herein, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by an Exchanging Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (as defined herein), or longer, if required by the Registration Rights Agreement. See "Plan of Distribution." Any person, including any Exchanging Dealer, who is an "affiliate" of the Company or the Trust may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

                  Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business 90 days after such date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                  In that regard, each Exchanging Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or by delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Exchanging Dealer will suspend the sale of New Securities pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Exchanging Dealer, or the Company or the Trust has given notice that the sale of the New Securities may be resumed, as the case may be.

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(continued from cover page)

                  Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. The New Capital Securities will not be listed on a securities exchange. Although Keefe, Bruyette & Woods, Inc., Lehman Brothers Inc. and UBS Securities LLC, the initial purchasers of the Old Capital Securities (the "INITIAL PURCHASERS"), informed the Company and the Trust in connection with the offering of the Old Capital Securities that they each intended to make a market in the Old Capital Securities, they are not obligated to make a market in the Old Capital Securities or the New Capital Securities, and any such market-making may be discontinued at any time without notice in the sole discretion of the Initial Purchasers. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities.

                  Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Issuer will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors-Consequences of Failure to Exchange Old Capital Securities."

                  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

                  Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on July 23, 1997 (such time on such date being hereinafter called the "EXPIRATION DATE"), unless the Exchange Offer is extended by the Company and the Issuer (in which case the term "EXPIRATION DATE" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Issuer and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) and or any integral multiple of $1,000 Liquidation Amount (one Old Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer, except as otherwise specified herein. See "The Exchange Offer- Fees and Expenses." Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date (as defined herein) on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions

(continued from cover page)


have been paid on such Old Capital Securities, from April 23, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such interest has been paid or duly provided for, from and after April 23, 1997.

                  Neither the Company nor the Issuer will receive any proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                  THE NEW CAPITAL SECURITIES WILL BE ISSUED, AND CAPITAL SECURITIES MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

                  NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER
(A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning the Company can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. If available, such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web site on the Internet (http://www.sec.gov). Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                  The Company and the Issuer have filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the consolidated financial statements, notes and schedules filed as part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

                  No separate financial statements of the Issuer have been included herein. Neither the Company nor the Issuer consider that such financial statements would be material to holders of the Capital Securities because (i) all of the voting securities of the Issuer are owned by the Company, a reporting company under the Exchange Act, (ii) the Issuer has no independent operations, but exists for the sole purpose of issuing the Trust Securities, holding as trust assets the Junior Subordinated Debentures and certain other limited purposes, including engaging in the Exchange Offer, and (iii) the Company's obligations described herein to provide certain indemnities in respect of, and be responsible for, certain costs, expenses, debts and liabilities of the Issuer under the Indenture and any supplemental indenture thereto and pursuant to the Declaration, the Guarantee and the Junior Subordinated Debentures, taken together, constitute a full and unconditional guarantee of payments due on the Capital Securities. See "Description of Junior Subordinated Debentures" and "Description of the Guarantee." In addition, the Company does not expect that the Issuer will file reports, proxy statements and other information under the Exchange Act with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company pursuant to Sections 13 and 14 of the Exchange Act are incorporated herein by reference:

         (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (2) Proxy Statement dated April 4, 1997 (other than the information included therein under the captions "Report of the Compensation Committee" and "Shareholder Return Performance Presentation"); and

         (3)      Quarterly Report on Form 10-Q for the quarter ended
                  March 31, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the New Capital Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus or any supplement thereto to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO IMPERIAL BANCORP, 9920 SOUTH LA CIENEGA BOULEVARD, INGLEWOOD, CALIFORNIA 90301.
ATTENTION: GENERAL COUNSEL, TELEPHONE (310) 417-5600.

                                     SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

                                IMPERIAL BANCORP

GENERAL

         Imperial Bancorp (the "Company") is a registered bank holding company whose principal operating subsidiary is Imperial Bank, a California chartered commercial bank (the "BANK"). The Bank, the eighth largest commercial bank in California based on deposits as of December 31, 1996, is engaged in general commercial banking through its 11 branches in California and maintains three additional loan production offices in Boston, Massachusetts, Austin, Texas and Phoenix, Arizona. As of March 31, 1997, the Company had total assets of $3.7 billion and deposits of $3.3 billion and, for the quarter ended March 31, 1997, the Company had net income of $8.0 million.

         The Company offers a wide range of financial services tailored to corporate customers, entrepreneurs and professionals. The Bank's business strategy has been to develop specialty financial products and services for industries such as health care, emerging growth technology, entertainment, manufacturing and distribution, garment, and title and escrow, in addition to merchant card transaction processing, trust and custodial services. The Company competes for the banking business of middle market companies (between $10 million and $150 million in annual sales) through the development of special products and services, including employing lending and deposit specialists in the targeted industry groups.

         For additional information regarding the Company, see "Available Information," "Incorporation of Certain Documents by Reference," "Imperial Bancorp," and "Selected Consolidated Financial Data of Imperial Bancorp." See also the discussion herein under "Imperial Bancorp -- The Spin Off Transactions" and "Pro Forma Financial Information" regarding the Company's possible spin off of its specialty lending and finance businesses that focus on motion picture and television production, as well as certain other operations.

                            IMPERIAL CAPITAL TRUST I

         The Trust is a statutory business trust created under Delaware law pursuant to (i) a Declaration executed by the Company, as Sponsor, The Chase Manhattan Bank, as Property Trustee and Chase Manhattan Bank Delaware, as Delaware Trustee, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on April 8, 1997. The Trust's affairs are conducted by the Issuer Trustees: the Property Trustee, the Delaware Trustee and the two individual Administrative Trustees who are employees or officers of or affiliated with the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Old Capital Securities and the Common Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto, including engaging in the Exchange Offer. Accordingly, the Old Junior Subordinated Debentures are, and the New Junior Subordinated Debentures will be, the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities are owned by the Company.

                               THE EXCHANGE OFFER

The Exchange Offer........  Up to $75,000,000 aggregate liquidation amount of
                            New Capital Securities are being offered in exchange for a like aggregate liquidation amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a liquidation amount of $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 in excess thereof provided that if any Old Capital Securities are tendered in exchange for part, the untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess thereof. The Company and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer-- Procedures for Tendering Old Capital Securities."

Expiration Date...........  The Expiration Date of the Exchange Offer will be
                            5:00 p.m., New York City time, on July 23, 1997, unless the Exchange Offer is extended by the Company and the Trust. See "The Exchange Offer-- Expiration Date; Extensions; Amendments."

Conditions to
Exchange Offer............  The Exchange Offer is subject to certain conditions, including the absence of a Tax Event (as defined herein), which may be waived by the Company and the Trust in their sole discretion. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. See "The Exchange Offer-- Conditions to the Exchange Offer."

                            The Company and the Trust reserve the right in their sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer -- Expiration Date; Extensions; Amendments."

Withdrawal Rights.........  Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to The Chase Manhattan Bank, as Exchange Agent (the "EXCHANGE AGENT"), in conformity with certain procedures set forth below under "The Exchange Offer-- Withdrawal Rights."

Procedures for Tendering
Old Capital Securities....  Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents (including the Old Capital Securities to be tendered) to the Exchange Agent, or must comply with the specified procedures for guaranteed delivery of Letters of Transmittal and Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer, including an Agent's Message in lieu of the Letter of Transmittal. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer-- Procedures for Tendering Old Capital Securities."

                            Letters of Transmittal and certificates representing Old Capital Securities should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer-- Exchange Agent."

Resales of New
Capital Securities........  Based on interpretations by the staff of the
                            Commission as set forth in no-action letters issued to third parties, the Company and the Trust believe that the New Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Company or the Trust as defined under Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such New Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Securities and have no arrangement or understanding with any person to participate in the distribution of such New Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. By tendering the Old Capital Securities in exchange for New Capital Securities, each holder, other than a broker-dealer, will represent to the Company and the Trust that: (i) it is not an affiliate of the Company or the Trust (as defined under Rule 405 of the Securities Act); (ii) any New Capital Securities to be received by it were acquired in the course of its ordinary business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of the New Capital Securities and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
                            Act) of the New Capital Securities.

                            Each broker-dealer that receives New Capital
                            Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker- dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business 90 days after such date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                            In that regard, each Exchanging Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Exchanging Dealer will suspend the sale of New Securities pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Exchanging Dealer, or the Company or the Trust has given notice that the sale of the New Securities may be resumed, as the case may be.

Exchange Agent............  The Exchange Agent is The Chase Manhattan Bank. The
                            address and telephone and facsimile numbers of the Exchange Agent are set forth under "The Exchange Offer-- Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds...........  Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds."

Certain Federal Income
Tax Consequences; ERISA
Considerations............  Holders of Old Capital Securities should review the information set forth under "Certain Federal Income Tax Consequences" and "ERISA Considerations" prior to tendering Old Capital Securities in the Exchange Offer.

                             THE CAPITAL SECURITIES

          The Exchange Offer applies to the Old Securities. The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon, and (iii) the New Junior Subordinated Debt Securities will not provide for any increase in the interest rate thereon. In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration.

General...................  The Capital Securities represent undivided preferred beneficial interests in the Trust's assets, which consist solely of the Junior Subordinated Debentures. The Junior Subordinated Debentures, in which the proceeds of the Trust Securities are invested, mature on December 31, 2026, unless the Junior Subordinated Debentures are redeemed by the Company prior to such maturity as described under "Description of the Capital Securities-Redemption."

Distributions.............  The distributions payable on the Capital Securities are fixed at a rate per annum of 9.98% of the stated liquidation amount of $1,000 per Capital Security and will be cumulative, will accrue from April 23, 1997, the date of original issuance of the Old Capital Securities, and (subject to the extensions of distribution payment periods described below) are payable semiannually, in arrears, on June 30 and December 31 of each year, commencing June 30, 1997. See "Description of the Capital Securities-Distributions."

Extension Periods.........  So long as no Debenture Event of Default (as defined herein) has occurred and is continuing,
                            Distributions on Capital Securities may be deferred for the duration of any Extension Period elected by the Company with respect to the payment of interest on the Junior Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity Date. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations -- Interest, Original Issue Discount, Premium and Market Discount."

Ranking.................... The Capital Securities rank pari passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of Capital Securities-- Subordination of Common Securities." The Junior Subordinated Debentures rank pari passu with all other junior subordinated debentures issued by the Company ("OTHER DEBENTURES"), which will be issued and sold (if at all) to other trusts established by the Company (if
                            any), in each case similar to the Trust ("OTHER TRUSTS"), and will be unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of Junior Subordinated Debentures." There are not currently any securities which would constitute Other Debentures. The Guarantee will constitute an unsecured obligation of the Company and will be subordinate and rank junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee Agreements. In addition, because the Company is a holding company, the Company's obligations under the Junior Subordinated Debentures and the Guarantee will be effectively subordinated to all existing and future liabilities, including indebtedness, of the Company's subsidiaries, including the Bank. See "Description of the Guarantee" and "Risk Factors-- Ranking of Subordinate Obligations Under the Guarantee and Junior Subordinated Debentures."

Redemption................. The Trust Securities are subject to mandatory redemption in a Like Amount, (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures, (ii) in whole but not in part, at any time before the Initial Optional Prepayment Date contemporaneously with the optional prepayment of the Junior Subordinated Debentures by the Company upon the occurrence and continuation of a Special Event and

                            (iii) in whole or in part, on or after the Initial Optional Prepayment Date contemporaneously with the optional prepayment by the Company of the Junior Subordinated Debentures, in each case at the applicable Redemption Price. See "Description of Capital Securities -- Redemption."

Transfer..................  The Old Capital Securities were issued, and the New
                            Capital Securities will be issued, and may be transferred only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). See "Description of Capital Securities-- Restrictions on Transfer." Any such transfer of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

Absence of Market for the
Capital Securities........  The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Trust and the Company in connection with the issuance of the Old Capital Securities that they each currently intend to make a market in the Old Capital Securities, the Initial Purchasers are not obligated to make a market in the Old Securities or the New Securities, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Capital Securities. The Trust and the Company will not apply for listing of the New Capital Securities on any securities exchange or automated quotation system. See "Plan of Distribution."

Risk Factors..............  Prospective investors should carefully consider the matters set forth under "Risk Factors."

                                  RISK FACTORS

         Holders of the Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters prior to tendering Old Capital Securities in the Exchange Offer.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND JUNIOR SUBORDINATED DEBENTURES

         The obligations of the Company under the Guarantee and under the Junior Subordinated Debentures are unsecured and subordinate and rank junior in right of payment to all present and future Senior Indebtedness of the Company to the extent and in the manner set forth in the Guarantee and the Indenture, respectively. No payment may be made of the principal of, or premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there shall have occurred and be continuing a default in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default or (ii) in the event of the acceleration of the maturity of the Junior Subordinated Debentures until payment has been made on all Allocable Amounts (as defined herein) of Senior Indebtedness. At March 31, 1997, the aggregate principal amount of outstanding Senior Indebtedness of the Company was approximately $4.5 million. The Company is a holding company that conducts its operations primarily through its subsidiaries. The right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. In addition, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Company and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Company and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Company and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus. In addition, payment of dividends to the Company by the Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. None of the Indenture, the Guarantee, the Common Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company or any of its subsidiaries. See "Description of the Guarantee -- Status" and "Description of the Junior Subordinated Debentures -- Subordination."

         The ability of the Trust to pay amounts due on the Capital Securities is dependent upon the Company making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

         So long as no Debenture Event of Default shall have occurred and be continuing, the Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 9.98% per annum, compounded semi-annually) from the relevant payment date for such Distributions during any such Extension Period.

         The Company may extend any existing Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the expiration of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 9.98%, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Capital Securities -- Distributions" and "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

         Should the Company exercise its rights to defer payments of interest by extending the interest payment period, each holder of Capital Securities will continue to accrue original issue discount ("OID") for United States federal income tax purposes in respect of the deferred interest allocable to its Capital Securities. As a result, holders of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Capital Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's rights to defer interest payments, the market price of the Capital Securities (which represents an undivided beneficial interest in the Junior Subordinated Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. See "Certain Federal Income Tax Considerations -- Interest, Original Issue Discount, Premium and Market Discount" and "-- Sale or Redemption of Capital Securities."

REDEMPTION OR DISTRIBUTION

         Upon the occurrence and continuation of a Special Event (including a Tax Event or a Regulatory Capital Event, in each case, as defined under "Description of Junior Subordinated Debentures -- Special Event Prepayment"), the Company will have the right to prepay the Junior Subordinated Debentures, before the Initial Optional Prepayment Date, in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Capital Securities at the Special Event Redemption Price. On or after the Initial Optional Prepayment Date, the Company may prepay the Junior Subordinated Debentures in whole or in part for any reason and thereby cause an optional redemption of the Capital Securities, in whole or in part, at the Optional Redemption Price. Any such redemption is subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable guidelines or policies of the Federal Reserve. See "Description of Capital Securities -- Redemption" and "-- Liquidation of the Trust and Distribution of the Junior Subordinated Debentures."

         The Company has the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to
(i) the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and
(ii) prior approval of the Federal Reserve if then required. Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities. Moreover, upon the occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Considerations -- Receipt of Junior Subordinated Debentures Upon Liquidation of the Trust."

         On February 6, 1997, President Clinton submitted to Congress a proposal to implement certain tax legislation (the "PROPOSAL"). As explained in the Joint Committee on Taxation Description and Analysis of Certain Revenue Raising Provisions contained in President Clinton's Fiscal 1998 Budget Proposals (the "JOINT COMMITTEE DESCRIPTION"), the Proposal contains a provision which generally would deny a deduction for interest on an instrument which (a) is issued by a corporation, (b) has a maximum term of more than 15 years and (c) is not shown as indebtedness on the separate balance sheet of the issuer (or, if the instrument is issued to a related party other than a corporation and the holder or some other related party issues a related instrument, such instrument is not shown as indebtedness on the issuer's consolidated balance sheet). If such provision were to apply to the Junior Subordinated Debentures, the Company would be unable to deduct interest on the Junior Subordinated Debentures, which under current law, the Company believes it will be able to do. As explained in the Joint Committee Description, such provision generally would be effective for instruments issued on or after the date of first congressional committee action. To date there has been no congressional committee action on the Proposal, and neither the markup of the legislation proposed by the Chairman of the House Committee on Ways and Means, nor the legislation proposed by the Chairman of the Senate Committee on Finance, which will serve as the basis for markup by that committee, contained the Proposal. There can be no assurance that the Proposal will not result in legislation having a retroactive effect which would apply to the Junior Subordinated Debentures. Furthermore, there can be no assurance that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that the Proposal or any other such legislation will not result in a Tax Event, which would permit the Company to cause a redemption of the Capital Securities before, or after, June 30, 2007. See "Description of Capital Securities -- Redemption," "Description of Junior Subordinated Debentures -- Special Event Prepayment" and "Certain Federal Income Tax Considerations -- Proposed Tax Legislation."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

         There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Old Capital Securities. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective holders of New Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein prior to tendering the Old Capital Securities. See "Description of Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

         The Chase Manhattan Bank is the Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Chase Manhattan Bank also acts as Property Trustee and as Debenture Trustee under the Indenture. Chase Manhattan Bank Delaware acts as Delaware Trustee under the Declaration. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor; (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor; and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor on such date and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities on such date. The holders of a majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay principal of or premium, if any, or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or premium, if any, or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "DIRECT ACTION"). Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and premium, if any, and interest on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities" and "-- Debenture Events of Default" and "Description of the Guarantee." The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

LIMITED VOTING RIGHTS

         Holders of Capital Securities generally have voting rights relating only to the modification of the terms of the Capital Securities and the exercise of the Trust's rights as holder of the Junior Subordinated Debentures. Holders of Capital Securities are not entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities, except as described under "Description of Capital Securities -- Removal of Issuer Trustees." See "Description of Capital Securities -- Voting Rights; Amendment of the Declaration."

TRADING PRICE

         The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., OID), and to add such amount to its adjusted tax basis in its share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations -- Interest, Original Issue Discount, Premium and Market Discount" and "-- Sale or Redemption of Capital Securities."

ABSENCE OF PUBLIC MARKET AND TRANSFER RESTRICTIONS

         The Capital Securities may only be transferred in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). There is no existing market for the Capital Securities and there can be no assurance as to the liquidity of any markets that may develop for the Capital Securities, the ability of the holders to sell their Capital Securities or at what price holders of the Capital Securities will be able to sell their Capital Securities as the case may be. Future trading prices of the Capital Securities will depend on many factors including, among other things, prevailing interest rates, the Company's operating results, and the market for similar securities. The Initial Purchasers have informed the Trust and the Company that the Initial Purchasers intend to make a market in the Capital Securities. However, the Initial Purchasers are not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Capital Securities. In addition, such market making activity will be subject to the limits of the Securities Act and may be limited during the pendency of the Exchange Offer. Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" of the Company or the Trust as defined under Rule 405 of the Securities Act may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act. Each tendering holder of the Old Capital Securities will be deemed to have made certain acknowledgments, representations and agreements. In addition, each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

CONDITIONS TO COMPLETION OF THE SPIN OFF

         As set forth herein under "Imperial Bancorp -- The Spin Off Transactions," on February 21, 1997, the Company announced its intention to spin off to its stockholders a portion of its specialty lending and finance businesses that focus on the entertainment industry, as well as certain other operations. The completion of the spin off is subject to receipt of a private letter ruling from the Internal Revenue Service (the "IRS") to the effect that the transaction will not be taxable to the Company, its stockholders or the Bank. In addition, the spin off may require regulatory approval. It is currently anticipated that the spin off will be effected in late 1997 or early 1998. No assurance can be given as to whether the private letter ruling will be received in satisfactory form or whether the spin off will be completed, if at all, on a basis consistent with current timing expectations. See "Pro Forma Financial Information." On April 17, 1997, tax legislation was introduced in Congress relating to the tax-free nature of certain spin off transactions. It is uncertain whether such legislation will impede the Company's ability to effect the spin off on a basis that is not taxable to the Company, its stockholders or the Bank. Changes to the proposed legislation are expected which will clarify whether such proposals, if enacted in their current form or as modified, will apply in such a manner. The Company intends to seek to complete the spin off and is hopeful that any tax legislation would not prevent the Company from effecting the spin off on a tax-free basis, although there can be no assurance thereof.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

         The Old Capital Securities have not been registered under the Securities Act or any state securities laws and, therefore, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).


         To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

         The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Capital Securities -- Voting Rights; Amendment of the Declaration."

         The Old Capital Securities provide that, if the Exchange Offer is not consummated by November 19, 1997 (subject to extension in certain circumstances), the distribution rate borne by the Old Capital Securities will increase by 0.25% per annum until the Exchange Offer is consummated. See "Description of Capital Securities." Following consummation of the Exchange Offer, the Old Capital Securities will not be entitled to any increase in the distribution rate thereon. The New Capital Securities will not be entitled to any such increase in the distribution rate thereon.

EXCHANGE OFFER PROCEDURES

         Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company, the Trust nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

                                IMPERIAL BANCORP

GENERAL

         Imperial Bancorp (the "Company") is a registered bank holding company whose principal operating subsidiary is Imperial Bank, a California chartered commercial bank (the "Bank"). The Bank, the eighth largest commercial bank in California based on deposits as of December 31, 1996, is engaged in general commercial banking through its 11 branches in California and maintains three additional loan production offices in Boston, Massachusetts, Austin, Texas and Phoenix, Arizona. As of March 31, 1997, the Company had total assets of $3.7 billion and deposits of $3.3 billion, and for the quarter ended March 31, 1997, the Company had net income of $8.0 million.

         The Company offers a wide range of financial services tailored to corporate customers, entrepreneurs and professionals. The Bank's business strategy has been to develop specialty financial products and services for industries such as health care, emerging growth technology, entertainment, manufacturing and distribution, garment, and title and escrow, in addition to merchant card transaction processing, trust and custodial services. The Company competes for the banking business of middle market companies (between $10 million and $150 million in annual sales) through the development of special products and services, including employing lending and deposit specialists in the targeted industry groups.

         The Company is incorporated in California and its principal executive offices are located at 9920 South La Cienega Boulevard, Inglewood, California 90301. Its telephone number is (310) 417- 5600.

THE SPIN OFF TRANSACTIONS

         Subject to satisfaction of the conditions described below, the Company expects to spin off to its stockholders in a tax-free distribution the capital stock of Imperial Financial Group, Inc., a newly formed Delaware corporation ("IFG"), the assets of which will consist of a portion of the Company's specialty lending and finance businesses that focus on the entertainment industry, as well as certain other operations (the transactions being collectively referred to herein as the "SPIN OFF TRANSACTIONS"). See "Risk Factors -- Conditions to Completion of the Spin Off."

         The Bank will contribute to IFG (i) the assets and liabilities relating to The Lewis Horwitz Organization, a division of the Bank that specializes in motion picture and television finance, (ii) all of the common stock of Imperial Trust Company, a California licensed trust company that offers a wide range of trust and investment management services, (iii) all of the common stock of a newly formed thrift and loan company that will hold the assets and liabilities relating to the Bank's Small Business Administration lending group, a division of the Bank that provides loans to small businesses, a portion of which is guaranteed as to repayment by the U.S. Government, and (iv) the common stock owned by the Bank (representing approximately 24.1% of all outstanding common stock as of March 31, 1997) in Imperial Credit Industries, Inc. ("ICII"), a publicly traded, diversified specialty finance company. The Company intends to effect the spin off in late 1997 or early 1998.

         The Spin Off Transactions are subject to receipt of a favorable ruling from the IRS to the effect that the Spin Off Transactions will not be taxable to the Company, its stockholders or the Bank.
The Spin Off Transactions may also be subject to regulatory approval.

         On a pro forma basis assuming the Spin Off Transactions were consummated on January 1, 1997, the Company would have reported at March 31, 1997, total assets of approximately $3.7 billion, deposits of approximately $3.3 billion, and stockholders' equity of approximately $250.4 million. For the quarter ended March 31, 1997, the Company would have reported income from continuing operations of approximately $7.2 million.

FIRST QUARTER 1997 EARNINGS

         Net income for the first quarter rose 17% to $7,953,000, or $0.30 per share, from $6,796,000, or $0.26 per share, earned in the first quarter of 1996. Income as measured by return on average total assets was 0.99% for the three months ended March 31, 1997, as compared to 1.07% for the three months ended March 31, 1996. Return on average stockholders' equity was 10.90% for the quarter ended March 31, 1997, a decrease from the 11.70% return on average stockholders' equity for the same period of 1996.

         Net income for the first quarter 1997, excluding the impact of donations of ICII stock to not-for-profit organizations and the discontinued operation ("core net income"), increased 25% from the first quarter of 1996. This improvement was mainly attributable to the 23% increase in average loans resulting in higher net interest income. Net interest income and net interest margin were $40.2 million and 5.7%, respectively, for the quarter ended March 31, 1997, as compared to $32.2 million and 5.8%, respectively, for the quarter ended March 31, 1996. Another factor that contributed to the improvement of core net income was a $1.8 million increase in core noninterest income for the first quarter of 1997. These improvements were partially offset by an increase of $6.9 million in core noninterest expenses for the first quarter of 1997.

         Noninterest income for the quarter ended March 31, 1997 totaled $16.1 million, an improvement from $12.3 million for the same period of 1996. The increase was mainly due to the appreciation of ICII stock donated to not-for-profit organizations, higher fee-based income, including item processing fees and international fees, and income from the exercise and sale of stock warrants. Partially offsetting these increases was a reduction in the equity of net earnings in ICII.

         Noninterest expenses amounted to $39.7 million for the quarter ended March 31, 1997, as compared to $30.2 million reported for the same period of 1996. This increase reflects the addition of personnel and the opening of one regional and several loan production offices since the first quarter of last year. Also contributing to higher noninterest expenses were increases in customer service and data processing related expenses, and charitable donations. Offsetting these increases were reductions in real estate owned ("REO") expense and lawsuit settlements.

         At March 31, 1997, the Company's total assets were $3.7 billion, total loans were $2.2 billion and stockholders' equity and allowance for loan losses totaled $337 million. This compares to total assets of $2.8 billion, total loans of $1.7 billion and stockholders' equity and allowance for loan losses of $274 million at March 31, 1996 and total assets of $3.4 billion, total loans of $2.1 billion and stockholders' equity and allowance for loan losses of $322 million at December 31, 1996.

         Total deposits at March 31, 1997 amounted to $3.3 billion, which included $1.6 billion, or 49%, of noninterest bearing demand deposits. This compares to total deposits of $2.5 billion at March 31, 1996, which included $1.2 billion, or 48%, of noninterest bearing demand deposits. At December 31, 1996, total deposits were $3.0 billion, including $1.5 billion, or 50%, in demand deposits. The Company's average demand deposits and average stockholders' equity funded 46% of average total assets for the quarter ended March 31, 1997, which was the same percentage funded in the quarter ended March 31, 1996.

         At March 31, 1997, the allowance for loan losses amounted to $38.6 million or 1.8% of total loans as compared to $39.2 million or 2.2% of total loans at March 31, 1996 and $36.1 million or 1.8% of total loans at December 31, 1996. The provision for loan losses totaled $3.3 million for the quarter ended March 31, 1997, as compared to $2.7 million reported for the quarter ended March 31, 1996. Net charge-offs for the quarter ended March 31, 1997 totaled $0.7 million, a $0.2 million decrease from the level experienced in the same quarter of 1996.

         Nonaccrual loans of $17.0 million at March 31, 1997 decreased $13.8 million from March 31, 1996 and $3.4 million from year end 1996. The allowance for loan losses coverage of nonaccrual loans at March 31, 1997 approximated 227%, up from 127% at March 31, 1996. Restructured loans at March 31, 1997 totaled $25.4 million, down $10.6 million from March 31, 1996 and $3.3 million from December 31, 1996. REO of $2.2 million at March 31, 1997 decreased $7.5 million from March 31, 1996 and increased $0.1 million from year end 1996.

         Imperial Bank is classified "Well Capitalized" with leverage, Tier I and total capital ratios at March 31, 1997, of 8.7%, 9.5% and 10.8%, respectively, as compared to 8.5%, 9.3% and 10.5%, respectively, at March 31, 1996.

                                 USE OF PROCEEDS

         Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like liquidation amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

         All of the proceeds from the sale of the Old Capital Securities and the Common Securities were invested by the Trust in the Old Junior Subordinated Debentures. The Company applied the net proceeds from the sale of the Old Junior Subordinated Debentures of approximately $71,892,250 to its general funds to be used for general corporate purposes (which may include additional investments in the Bank and/or acquisition opportunities which may arise from time to time). The precise amount and timing of the application of such net proceeds used for such corporate purposes cannot be determined at this time. Pending such application by the Company, such net proceeds may be temporarily invested in short-term interest bearing securities. The Old Capital Securities are, and the New Capital Securities will be, eligible to qualify as Tier 1 capital under the capital guidelines of the Federal Reserve, provided that under current Federal Reserve guidelines no more than 25% of the Company's Tier 1 Capital may comprise Capital Securities and other capital securities and cumulative preferred stock of the Company.

                       RATIOS OF EARNINGS TO FIXED CHARGES

         The following table sets forth for the respective periods indicated the ratios of earnings to fixed charges and the ratio of earnings to fixed charges on a pro forma basis to reflect the Spin Off Transactions as if they had occurred at the commencement of each of the periods. See "Risk Factors - Conditions to Completion of the Spin Off."

                                     QUARTER
                                      ENDED
                                                           MARCH 31,              YEAR ENDED DECEMBER 31,

                                                             1997       1996     1995      1994      1993     1992
                                                             ----       ----     ----      ----      ----     ----

Ratio of Earnings to Fixed Charges
   Excluding interest on deposits....................        7.65x     13.64x     4.87x    2.04x     -(1)       3.21x
   Including interest on deposits....................        1.62x      2.04x     1.43x    1.18x     -(1)       1.23x
Post Spin Off Pro Forma Ratio of Earnings to Fixed Charges
   Excluding interest on deposits....................        7.93x      8.20x
   Including interest on deposits....................        1.62x      1.57x


(1)  Earnings were inadequate to cover fixed charges in 1993 by $6.9 million.

         For purposes of computing the ratio of earnings to fixed charges, earnings represent pretax income from continuing operations less undistributed earnings from ICII, plus fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

                                 CAPITALIZATION

         The following table sets forth, at March 31, 1997, the capitalization of the Company, the capitalization as adjusted to give effect to the consummation of the offering of the Capital Securities and the capitalization as further adjusted to give effect to the Spin Off Transactions. See "Risk Factors -- Conditions to Completion of the Spin Off" and "Use of Proceeds". The table should be read in conjunction with the Company's pro forma financial information included elsewhere in this Prospectus and the Company's consolidated financial statements and notes thereto included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference" and "Pro Forma Financial Information".

                                                                             AS OF MARCH 31, 1997
                                                                        ---------------------------
                                                                                                       AS FURTHER
                                                                ACTUAL          AS ADJUSTED(1)         ADJUSTED(2)
                                                                ------          --------------         -----------

                                                                                 (IN MILLIONS)
                                                                                 --------------


Floating Rate Notes and Debentures due 1999                         $4,450              $4,450              $4,450
                                                              ------------        ------------        ------------
   Total long-term debt                                              4,450               4,450               4,450
                                                              ------------        ------------        ------------
Company obligated, mandatorily redeemable preferred
   securities of subsidiary trust holding solely
   subordinated debentures of the Company                                -              75,000              75,000
Stockholders' equity:
Common stock, no par value, authorized 50,000,000 shares;
   issued 25,765,333 shares                                        230,163             230,163             230,163
Retained earnings                                                   66,933              66,933              18,769
Unrealized gain on securities available for sale, net of tax         1,434               1,434               1,434
                                                              ------------        ------------        ------------
   Total stockholders' equity                                      298,530             298,530             250,366
                                                              ------------        ------------        ------------
      Total capitalization                                        $302,980            $377,980            $329,816
                                                              ============        ============        ============


-----------------------
(1) Reflects the issuance of the Capital Securities. The Trust is a subsidiary of the Company and holds the Junior Subordinated Debentures as its sole asset.

(2) Reflects the issuance of the Capital Securities and the consummation of the Spin Off Transactions. See "Pro Forma Financial Information."

            SELECTED CONSOLIDATED FINANCIAL DATA OF IMPERIAL BANCORP

         The selected data presented below for the quarters ended March 31, 1997 and 1996, are derived from the Company's unaudited consolidated financial statements on Form 10-Q incorporated by reference herein. The selected data presented below as of the end of and for each of the years in the five-year period ended December 31, 1996 are derived from the consolidated financial statements of Imperial Bancorp which have been audited by KPMG Peat Marwick LLP, independent auditors. The consolidated financial statements as of December 31, 1996 and 1995, and for each of the years for the three-year period ended December 31, 1996, and the report thereon, are incorporated herein by reference. See "Available Information."

                                      (UNAUDITED)
                                     AS OF AND FOR
                                     THE QUARTERS
                                    ENDED MARCH 31,              AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                    ----------------             ------------------------------------------

                                   1997        1996         1996       1995        1994         1993       1992
                                   ----        ----         ----       ----        -----        -----      ----
                                                         (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)


EARNINGS SUMMARY:
Interest income                   $58,733     $48,090     $209,156    $174,779   $ 135,772    $139,704    $220,619
Interest expense                   18,572      15,869       68,054      60,154      37,415      36,280     101,683
                                  -------     -------     --------    --------   ---------    --------    --------
Net interest income                40,161      32,221      141,102     114,625      98,357     103,424     118,936
Provision for loan losses           3,290       2,669        6,881      16,122      12,174      41,977      20,859
                                  -------     -------     --------    --------   ---------    --------    --------
Net interest income after provision
  for loan losses                  36,871      29,552      134,221      98,503      86,183      61,447      98,077
Noninterest income                 14,668       9,431       41,636      38,354      31,083      30,117      60,023
Equity in net income of ICII        1,461       2,860       21,444       5,192       3,489       7,898           -
Gains - sale of ICII stock              -           -       36,411           -           -      14,538       5,033
Other noninterest expense          39,714      30,162      128,132     110,324     110,165     113,040     139,463
                                  -------     -------     --------    --------   ---------    --------    --------
Income before income taxes and
  minority interest                13,286      11,681      105,580      31,725      10,590        960       23,670
Income tax provision (benefit)      5,254       5,001       43,278      10,071       3,968       (345)      12,756
Minority interest in income of
  consolidated subsidiary               -           -            -           -           -           -       2,974
                                  -------     -------     --------    --------   ---------    --------    --------
Income from continuing operations   8,032       6,680       62,302      21,654       6,622       1,305       7,940
(Loss) income from operations of
  discontinued operation, net of tax (79)         116      (8,168)       1,523          21       (251)           -
                                     ---      -------     -------     --------   ---------    -------     --------
Net income                        $ 7,953     $ 6,796     $ 54,134    $ 23,177   $   6,643    $  1,054    $  7,940
                                  =======     =======     ========    ========   =========    ========    ========

PER SHARE DATA:
Weighted average shares
  outstanding                  26,870,245  25,812,749  26,116,767  25,168,985   24,200,733 23,431,464   23,304,714
Net income per share from
  continuing operations             $0.30       $0.26        $2.39       $0.86       $0.27       $0.06       $0.34
Net income per share                 0.30        0.26         2.07        0.92        0.27        0.05        0.34

BALANCE SHEET SUMMARY:
Securities available for sale    $497,269    $326,119     $426,336    $295,312    $388,249    $417,216    $495,414
Net loans                       2,114,850   1,707,687    2,026,997   1,661,945   1,335,074   1,431,959   1,615,641
Total assets                    3,711,047   2,831,008    3,350,170   2,788,374   2,378,709   2,794,517   3,405,971
Deposits                        3,275,229   2,511,918    2,950,277   2,363,616   1,959,710   2,387,759   3,027,493
Stockholders' equity              298,530     234,854      286,351     228,236     197,776     185,205     184,048


                                      (UNAUDITED)
                                     AS OF AND FOR
                                     THE QUARTERS
                                    ENDED MARCH 31,              AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                    ---------------              ------------------------------------------

                                   1997        1996         1996       1995        1994         1993       1992
                                   ----        ----         ----       ----        ----         ----       ----
                                                          (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)


PERFORMANCE RATIOS:(1)
Return on average equity from
  continuing operations           11.01%       11.50%      23.98%     10.30%       3.45%       0.70%       4.35%
Return on average equity          10.90        11.70       20.83      11.03        3.48        0.57        4.35
Return on average assets from
  continuing operations            1.00         1.05        2.24       0.93        0.30        0.05        0.22
Return on average assets           0.99         1.07        1.94       1.00        0.30        0.04        0.22
Net interest margin                5.74         5.79        5.76       5.73        5.21        4.69        3.73


CAPITAL RATIOS:
Equity to assets                   8.04%        8.30%       8.55%      8.19%       8.31%       6.63%       5.40%
Average equity to average assets   9.12         9.13        9.33       9.04        8.64        7.02        5.11
Tangible equity to total assets    8.03         8.23        8.52       8.11        8.31        6.63        5.38
Tier I leverage (2)                8.67         8.49        8.66       8.58        8.96        6.87        6.11
Tier I capital (2)                 9.52         9.26        9.21       9.31       10.61        9.61        8.99
Total capital (2)                 10.77        10.52       10.46      10.57       11.87       10.87       10.25

ASSET QUALITY RATIOS:
Allowance for loan losses to total
  loans (3)                        1.79%        2.24%       1.75%      2.20%       2.91%       2.90%       2.37%
Allowance for loan losses to non-
  performing loans               227.39       127.24      176.81     129.30      220.71      120.50       84.04
Non-performing loans to total
  loans (3)                        0.79         1.76        0.99       1.70        1.32        2.41        2.82
Non-performing assets to total loans,
  plus real estate owned, net (3)  0.89         2.31        1.09       2.30        3.36        5.93        6.70
Net charge-offs to average loans(1)0.14         0.21        0.45       1.22        1.09        2.46        1.02

---------------
(1) Annualized.

(2) Ratio is for the Bank and not the Company.

(3) Total loans are net of unearned income and loan fees.

                          COMPOSITION OF LOAN PORTFOLIO

         The following table sets forth the amounts of loans outstanding by type at the end of each of the past five years and as of March 31, 1997, net of unearned discounts and deferred loan fees.

                                     (UNAUDITED)
                                     AS OF MARCH 31,                                                    AS OF DECEMBER 31,
                                     ---------------                             -----------------------------------------
                                       1997          1996         1995         1994         1993           1992
                                       ----          ----         ----         ----         ----           ----
                                  (IN MILLIONS)


Commercial loans                     $  1,671     $  1,595      $ 1,238      $   920      $ 1,002        $  1,025
Loans secured by real estate:
    Real estate term loans                360          362          389          337          347             403
    Interim construction loans             99           86           65          117          123             216
Consumer loans                             23           20            7            1            3              11
                                     --------     --------      -------      -------      -------        --------
       Total loans                   $  2,153     $  2,063      $ 1,699      $ 1,375      $ 1,475        $  1,655
                                     ========     ========      =======      =======      =======        ========


COMPOSITION OF NONACCRUAL LOAN PORTFOLIO, REAL ESTATE OWNED AND RESTRUCTURED
LOANS

         The following table sets forth the amount of nonaccrual loans outstanding by type, real estate owned, and restructured loans.

                                     (UNAUDITED)
                                     AS OF MARCH 31,                                                    AS OF DECEMBER 31,
                                     ---------------                             -----------------------------------------
                                       1997          1996         1995         1994         1993           1992
                                       ----          ----         ----         ----         ----           ----
                                 (IN THOUSANDS)

Nonaccrual loans
    Commercial loans                 $  8,515     $  9,382      $11,714      $10,884      $23,489        $ 20,174
    Real estate                         8,479       10,760       17,212        7,272       12,029          26,429
    Consumer loans                          -          248            -            -            -              65
                                     --------     --------      -------      -------      -------        --------
       Total nonaccrual loans          16,994       20,390       28,926       18,156       35,518          46,668
----

Real estate owned ("REO"), net          2,204        2,126       10,329       28,971       55,250          68,820
                                     --------     --------      -------      -------      -------        --------
       Total non-performing            19,198       22,516       39,255       47,127       90,768         115,488
----                                 --------     --------      -------      -------      -------        --------
Restructured loans                     25,395       28,681       33,608        5,948        4,662          65,003
                                     --------     --------      -------      -------      -------        --------
    Total non-performing and restructured $44,593 $ 51,197      $72,863      $53,075      $95,430        $180,491
                                          ======= ========      =======      =======      =======        ========

(1) For all periods presented, restructured loans were performing in accordance with their modified terms. The average yield on restructured loans was 8.4% at March 31, 1997.


                         PRO FORMA FINANCIAL INFORMATION

         The pro forma financial information is presented to reflect the historical operations of the Company as if IFG, together with all of its assets and liabilities, had been spun off at the commencement of each of the periods and at the dates indicated below. The historical operations of IFG as a part of the Company were adjusted to reflect IFG as a stand-alone company. The pro forma adjustments represent IFG's unaudited financial information adjusted to reflect the borrowings, equity, taxes, and various overhead costs related to IFG and necessary deconsolidating entries.

         Prior to distributing the common stock of IFG to the Company's stockholders, the Company will contribute to IFG the following: (i) the assets and liabilities relating to The Lewis Horwitz Organization, a division of the Bank that specializes in motion picture and television finance, (ii) all of the common stock of Imperial Trust Company, a California licensed trust company that offers a wide range of trust and investment management services, (iii) all of the common stock of a newly formed thrift and loan company that will hold the assets and liabilities relating to the Bank's Small Business Administration lending group, a division of the Bank that provides loans to small businesses, a portion of which is guaranteed as to repayment by the U.S. Government, and (iv) the common stock owned by the Bank (representing approximately 24.1% of all outstanding common stock as of March 31, 1997) in ICII. The Company intends to effect the spin off in late 1997 or early 1998. See "Risk Factors Conditions to Completion of the Spin Off."

         This pro forma information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997 and Annual Report on Form 10-K for the fiscal year ended December 31, 1996, both of which are incorporated by reference in this Prospectus.


               PRO FORMA FINANCIAL INFORMATION OF IMPERIAL BANCORP
                                   (UNAUDITED)


                               QUARTER ENDED MARCH 31, 1997       YEAR ENDED DECEMBER 31, 1996        YEAR ENDED DECEMBER 31, 1995
                               ----------------------------       ----------------------------        ----------------------------
                                          ADJUST-                          ADJUST-                               ADJUST-
                                          -------                          -------                               -------
                               ACTUAL      MENTS    PRO FORMA    ACTUAL     MENTS    PRO FORMA       ACTUAL       MENTS    PRO FORMA
                               ------      -----    ---------    ------     -----    ---------       -------     -------   ---------
                                                                (DOLLARS IN THOUSANDS)

PRO FORMA EARNINGS
SUMMARY:
Interest income               $58,733    ($2,476)  $  56,257(1) $209,156  ($8,813)  $ 200,343(1)   $174,779    ($5,592) $169,187(1)
Interest expense               18,572          -      18,572      68,054        -      68,054        60,154           -   60,154
                              -------    -------   ---------    --------  --------   ---------     ---------   ---------  --------
Net interest income            40,161     (2,476)     37,685     141,102   (8,813)    132,289       114,625     (5,592)   109,033
Provision for loan losses       3,290        (44)      3,246       6,881     (344)      6,537        16,122     (1,492)    14,630
                              -------    --------  ---------    --------  --------   ---------     ---------   ---------  --------

Net interest income after
   provision for loan losses   36,871     (2,432)     34,439     134,221    (8,469)   125,752        98,503     (4,100)    94,403
Noninterest income             14,668     (5,921)      8,747      41,636   (16,263)    25,373        38,354     11,335)    27,019
Equity in net income of ICII    1,461     (1,461)        -        21,444(2) 21,444)         -         5,192     (5,192)        -
Gains - sale of ICII stock          -          -         -        36,411   (36,411)         -             -          -         -
Other noninterest expenses     39,714     (8,342)(3)  31,372     128,132   (16,833)(3)111,299       110,324    (10,395)(3) 99,929
                              -------    --------     ------     -------  ---------   -------       -------    ----------- ------
Pretax income from
   continuing operations       13,286     (1,472)     11,814     105,580   (65,754)    39,826        31,725     (10,232)   21,493
Income tax provision            5,254       (680)(4)   4,574      43,278   (26,554)(4) 16,724        10,071      (4,341)(5) 5,730
                              -------    -----------   -----      ------   ----------  ------        ------     ----------  -----
Income from continuing
   operations                $  8,032     ($ 792)     $7,240     $62,302   ($39,200)  $23,102       $21,654      ($5,891) $15,763
                            ==========     ======     =======    ========  =========  =======       =======       ======= =======


           See accompanying notes to pro forma financial information.


              PRO FORMA FINANCIAL INFORMATION OF IMPERIAL BANCORP
                                   (UNAUDITED)


                               AS OF MARCH 31, 1997                 AS OF DECEMBER 31, 1996              AS OF DECEMBER 31, 1995
                     --------------------------------------      -----------------------------     -----------------------------
                                      ADJUST-                              ADJUST-                              ADJUST-
                                      -------                              -------                              -------
                        ACTUAL         MENTS      PRO FORMA      ACTUAL     MENTS    PRO FORMA       ACTUAL      MENTS     PRO FORMA
                        ------        -------     ---------      ------     -----    ---------
PRO FORMA
BALANCE SHEET:

Cash                 $   291,574    $    143      $ 291,717   $  325,014  $     26   $  325,040   $ 242,018 $     251  $  242,269
Investments            1,145,177      (3,358)     1,141,819      852,416    (3,304)     849,112     765,637    (3,154)    762,483
Net loans              2,114,850     (84,960)     2,029,890    2,026,997   (73,865)   1,953,132   1,661,945   (75,518)  1,586,427
Investment in ICII        58,381     (58,381)             -       57,736   (57,736)         -        36,126   (36,126)         -
Other assets             101,065      94,096(5)     195,161(1,5)  88,007    34,882      122,889      82,648    54,739     137,387(1)
                     -----------    --------      ---------       ------    ------      -------     -------    ------    ----------
   Total assets      $ 3,711,047   ($ 52,460)    $3,658,587   $3,350,170 ($ 99,997)  $3,250,173   $2,788,374 $(59,808) $2,728,566
                     ===========   ==========    ==========   ========== ==========  ==========   ========== ========== ==========

Deposits             $ 3,275,229    $  1,895      $3,277,124  $2,950,277  $  2,657   $2,952,934  $2,363,616  $    448  $2,364,064
Short term
borrowings                68,623           -         68,623       44,897         -       44,897     159,636           -     159,636
Long term
borrowings                 4,450           -          4,450        4,455         -        4,455       5,906           -       5,906
Other liabilities         64,215      (6,191)        58,024       64,190    (5,281)      58,909      30,980      (2,085)     28,895
                     -----------    ---------     ---------   ----------   --------    --------     ---------   ----------   ------
   Total liabilities   3,412,517      (4,296)     3,408,221    3,063,819    (2,624)   3,061,195   2,560,138      (1,637)  2,558,501
                     -----------    ---------     ---------   ----------   ---------  ---------   ---------      -------  ---------
Stockholders'
   equity
   Common stock          230,163           -        230,163      163,748         -      163,748      130,780           -    130,780
   Unrealized gain,
   net of tax              1,434           -          1,434        1,206         -        1,206        2,747           -      2,747
   Retained earnings      66,933     (48,164)(5,6)   18,769(5)   121,397   (97,373)(6)   24,024(5)    94,709     (58,171)(6) 36,538
                     -----------    ---------      ----------- ---------   -----------   ------       ------     --------    ------
   Total stockholders'
     equity              298,530     (48,164)       250,366      286,351   (97,373)     188,978      228,236     (58,171)   170,065
   Total liabilities &
     stockholders'
     equity          $ 3,711,047    ($52,460)     $3,658,587  $3,350,170  ($ 99,997) $3,250,173   $2,788,374  ($ 59,808) $2,728,566
                     ===========    =========     ==========  ==========  ========== ==========   ==========  ========== ==========




           See accompanying notes to pro forma financial information.


                                       29




               PRO FORMA FINANCIAL INFORMATION OF IMPERIAL BANCORP
                                   (UNAUDITED)


                    NOTES TO PRO FORMA FINANCIAL INFORMATION


(1)      Borrowings from Imperial Bank and receivable from IFG

         Historical operations of IFG have been adjusted to reflect the funding of net assets by the Company. For the quarter ended March 31, 1997 and the years ended December 31, 1996 and 1995, interest charges are based upon estimated average borrowings and the Company's estimated cost of funds plus 1%. For the quarter ended March 31, 1997 and the years ended December 31, 1996 and 1995, the average receivables were $27.7 million, $28.8 million and $17.2 million, respectively, and related interest income was $0.3 million, $2.0 million and $1.3 million, respectively. As of March 31, 1997 and December 31, 1996 and 1995, the receivable from IFG was $35.9 million, $7.2 million and $50.5 million, respectively.

(2)      Equity in net income of ICII

         Equity in net income of ICII of $21.4 million includes a pre-tax gain of approximately $11.8 million which represents the Company's share of ICII's total gains associated with the sale of a portion of the common stock of SPFC held by ICII.

(3)      Allocation of certain overhead costs

         As divisions of the Bank, The Lewis Horwitz Organization and the Bank's Small Business Administration lending group were not allocated certain administrative overhead costs during the quarter ended March 31, 1997 and the years ended December 31, 1996 and 1995. Therefore, the pro forma statements of operations include various costs approximating $502,000, $365,000 and $257,000 which were allocated to IFG based upon management's estimates of appropriate allocations of costs for the quarter ended March 31, 1997 and the years ended December 31, 1996 and 1995, respectively.

(4)      Income taxes

         IFG did not record income taxes in its historical operations. The pro forma financial information set forth above reflects income taxes for IFG as if it had been a separate entity for all years presented. The provision for income taxes was calculated based on pretax income and current effective tax rates.

(5)      Assumed dividend on the effective date of the IFG spin off

         Retained earnings and other assets at March 31, 1997 reflect a $50.0 million assumed dividend in conjunction with the spin off of IFG.

(6)      Equity


                                       30


         Since inception, The Lewis Horwitz Organization and the Bank's Small Business Administration lending group have operated as divisions of the Bank and have had no paid-in capital or retained earnings recorded in their respective accounts. To properly reflect the historical financial operations of IFG, retained earnings were recorded as a result of income from these operations on an adjusted historical basis.

               PRO FORMA FINANCIAL INFORMATION OF IMPERIAL BANCORP
                                   (UNAUDITED)


                       SELECTED PRO FORMA FINANCIAL RATIOS


                                                     AS OF AND FOR THE QUARTER            AS OF AND FOR THE YEARS
                                                          ENDED MARCH 31,                   ENDED DECEMBER 31,
                                                               1997                       1996               1995
                                                   ---------------------------         --------------------------



PRO FORMA PERFORMANCE RATIOS:(1)
Return on average equity from continuing operations           15.03%                     12.71%             10.31%
Return on average assets from continuing operations            0.94                       0.86               0.70
Net interest margin                                            5.54                       5.60               5.51


PRO FORMA CAPITAL RATIOS:
Equity to assets                                               6.84%                      5.81%              6.23%
Average equity to average assets                               6.28                       6.79               6.78
Tangible equity to total assets                                6.83                       5.79               6.16
Tier I leverage (2)                                            8.09                       6.37               7.09
Tier I capital (2)                                             9.07                       6.78               7.61
Total capital (2)                                             10.34                       8.03               8.86


PRO FORMA ASSET QUALITY RATIOS:
Allowance for loan losses to total loans (3)                   1.81%                      1.75%              2.21%
Allowance for loan losses to non-performing loans            246.65                     190.10             126.12
Non-performing loans to total loans (3)                        0.73                       0.92               1.75
Non-performing assets to total loans, plus real estate
   owned, net (3)                                              0.83                       1.02               2.32
Net charge-offs to average loans(1)                            0.13                       0.45               1.25

-------------------------

(1)   Annualized.

(2)   Ratio is for the Bank and not the Company.

(3)   Total loans are net of unearned income and deferred loan fees.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following sets forth certain beneficial ownership information as of March 1, 1997 pertaining to the Company's common stock (the "Common Stock") by persons known to the Company to own 5% or more of the Common Stock, current directors of the Company and named executive officers. The information contained herein has been obtained from the Company's records, from various filings made by the named individuals with the Commission or from information furnished directly by the individuals or entity to the Company.

      The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the Common Stock. In addition, options with respect to shares exercisable or shares issuable within 60 days of the date of this information are deemed to be outstanding and have been utilized in calculating the percentage ownership of those individuals possessing such interest. Thus, the total number of shares of Common Stock considered to be outstanding for the purposes of this table may vary depending upon the stockholder's particular circumstance. For more information relating to share ownership, see the Company's Proxy Statement dated April 4, 1997, a portion of which is incorporated by reference herein.

                                                        Number of
                                                   Shares Beneficially
                Name of Beneficial Owner(1)               Owned               % of Shares
                ---------------------------        -------------------        -----------


1.    George L. Graziadio, Jr.--Chairman of the Board    2,970,111 (1)(2)(3)(6)   11.59%

2.    Norman P. Creighton--Director                        834,214 (1)             3.25%

3.    Imperial Trust Company, Trustee for Imperial
      Bancorp Profit Sharing, Employee Stock
      Ownership and 401K Plans                              1,939,833             7.57%

4.    Bernard G. LeBeau--Director                           19,287 (2)(3)           *

5.    G. Louis Graziadio, III--Director                    347,411 (3)(4)(5)(6)    1.35%

6.    Dr. M. Norvel Young--Director                         26,321 (2)(3)           *

7.    Richard K. Eamer--Director                            26,321 (2)(3)           *

8.    H. Wayne Snavely--Director                             1,366 (1)              *

9.    Lee E. Mikles--Director                               68,186 (1)(2)           *

10. Eldon K. Lloyd-Exec. VP of the Bank                     55,909 (2)(3)           *

11. Robert M. Franko--Exec. VP of the Bank                  18,047 (2)(3)           *

12. Robert Muehlenbeck--Exec. VP of the Bank                23,771 (2)(3)           *

13. All Current Officers and Directors as a Group (19
      persons)                                           4,678,639 (7)            18.26%

14. Graziadio Family Trust (Phillip M. Bardack,
      Steven Calvillo, William R. Lang, Trustees)
     --Beneficial Owner of More than Five Percent           1,401,354             5.47%



                                                    Number of
                                                 Shares Beneficially
                Name of Beneficial Owner(1)           Owned          % of Shares

15. Novelly Investment Group
     --Beneficial Owner of More than Five Percent       1,340,435      5.23%

  * Represents less than 1%


(1) The address of each of the beneficial owners other than Novelly Investment Group is c/o the Company, 9920 South La Cienega Boulevard, Inglewood, California 90301. The address for the Novelly Investment Group is 8182 Maryland Avenue, 15th Floor, Clayton, Missouri 63105.

(2) George L. Graziadio, Jr., Norman P. Creighton and H. Wayne Snavely serve as members of the Imperial Bancorp Salary Investment, Profit Sharing and Employee Stock Ownership Plans Administrative Committee (the "COMMITTEE"), which is a committee of the Board of Directors of the Company. The Committee has the power, pursuant to the Imperial Bancorp Salary Investment, Profit Sharing and Employee Stock Ownership Plans, to direct the Plan Trustee as to the manner in which it shall vote the shares of common stock held by the Trustee, other than allocated shares held in the Employee Stock Ownership Plan. The Committee acts by a majority vote. The Board also has the right to act as a committee of the entirety. The shares held by the Trustee for others are not included in the number of shares shown to be beneficially held by each of Messrs. George L. Graziadio, Jr., Norman P. Creighton and H. Wayne Snavely as each of them disclaims beneficial ownership of the shares so held.

(3) Pursuant to California law, personal property held in the name of a married person may be community property as to which either spouse has the power and ability to manage and control in its entirety. The Company has no information pertaining to whether these shares are or are not community property or whether any arrangement exists between the spouses pertaining to voting or disposing of these shares and has thus assumed that, in the absence of information to the contrary, married persons share investment and voting power with their spouse.

(4) Holdings attributable to multiple parties have been adjusted to avoid duplications.

(5) Includes 69,094 shares held by G. Louis Graziadio, III as custodian/trustee for his minor children, which are reported in his total, as to which Mr. Graziadio disclaims beneficial ownership.

(6) The Graziadio Investment Co. ("GIC") is a limited partnership of which the Graziadio Investment Corp. ("GI CORP.") is the General Partner. George L. Graziadio is the controlling shareholder of GI Corp. and a Class A Limited Partner of GIC. The limited partners include the George L. & Reva M. Graziadio Grandchildren's Trust No. 1 ("TRUST NO. 1") and George & Reva Graziadio Trust ("TRUST"). G. Louis Graziadio, III is a trustee of Trust No. 1 and trustee and beneficiary of the Trust and disclaims beneficial ownership except as to his beneficial interest, 4.0581% of GIC.

(7) Includes 1,413,455 shares underlying outstanding options exercisable by current officers and directors within 60 days of the date of this table.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF EXCHANGE OFFER

      In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Trust agreed, among other things, to file and to use their best efforts to cause to be declared effective by the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities (except as described below). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

      The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities, except that the New Capital Securities (i) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and (ii) will not provide for any increase in the distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated by November 19, 1997 (subject to extension in certain circumstances), the distribution rate borne by the Old Capital Securities will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Capital Securities."

      The Exchange Offer is not being made to, nor will the Trust or the Company accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

      Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any participant in The Depository Trust Company ("DTC") system whose name appears on a security position listing as the holder of such Old Capital Securities and who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

      Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and all of the Old Junior Subordinated Debentures, of which $77,320,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee has been registered, and New Junior Subordinated Debentures have been registered to the extent required to be registered, under the Securities Act.

TERMS OF EXCHANGE

      The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $75,000,000 aggregate liquidation amount of New Capital Securities for a like aggregate liquidation amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate liquidation amount of up to $75,000,000 of New Capital Securities in exchange for a like aggregate liquidation amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a liquidation amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof, provided that if any Old Capital Securities are tendered in exchange in part, the untendered Liquidation Amount must be $100,000 or any integral multiple of $l,000 in excess thereof.

      The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. As of the date of this Prospectus, $75,000,000 aggregate liquidation amount of the Old Capital Securities is outstanding.

      Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Capital Securities."

      If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

      Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See " -- Fees and Expenses."

      NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

      The term "Expiration Date" means 5:00 p.m., New York City time, on July 23, 1997, unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

      The Company and the Trust expressly reserve the right in their sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Company and the Trust determine, in their sole discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights," and
(iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-l under the Exchange Act.

      Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

      Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal Rights") promptly after the Expiration Date.

      In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal.

      The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering Participant (as defined herein), which acknowledgement states that such Participant has received and agrees to be bound by, and make the representations and warranties contained in, the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such Participant.

      Subject to the terms and conditions of the Exchange Offer, the Company and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral (promptly confirmed in writing) or written notice to the Exchange Agent of the Company's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Trust's acceptance for exchange of Old Capital Securities) or the Company and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's and the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Trust and subject to Rule 14e- 1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

      Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

      Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or (in the case of a book-entry tender) an Agent's Message in lieu of the Letter of Transmittal and any other required documents, must be received by the Exchange Agent at its address set forth under "-- Exchange Agent," on or prior to the Expiration Date and (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

      If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

      THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

      Book Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

      DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

      Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

      Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

               (i) such tenders are made by or through an Eligible Institution;

               (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

               (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

      The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

      Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or an Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations or an Agent's Message in lieu thereof with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

      The Company and the Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement among the tendering holder, the Company and the Trust upon the terms and subject to the conditions of the Exchange Offer.

      Determination Of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company or the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

      The Company's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

      If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

      A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

      Based on existing interpretations by the staff of the Commission set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company and the Trust believe that New Securities issued pursuant to the Exchange Offer in exchange for Old Securities may be offered for resale, resold and otherwise transferred by a holder thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Securities. However, any holder of Old Capital Securities who is an "affiliate" of either the Company or the Trust, a broker-dealer that acquires the Old Capital Securities in a transaction other than a part of its market-making or other trading activities or other holder who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities (i) will not be able to rely on the interpretations by the staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be able to tender such Old Capital Securities in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. Neither the Company nor the Trust sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.

      Each holder of Old Capital Securities (other than a broker-dealer) who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each Exchanging Dealer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, an Exchanging Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no-action letters referred to above, the Company and the Trust believe that Exchanging Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations set out herein, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by an Exchanging Dealer in connection with resales of such New Capital Securities for a period ending ninety days after the Expiration Date (or longer, if required by the Registration Rights Agreement). See "Plan of Distribution." Any person, including any Exchanging Dealer, who is an "affiliate" of the Company or the Trust may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      In that regard, each Exchanging Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Exchanging Dealer will suspend the sale of New Securities pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Exchanging Dealer or the Company or the Trust has given notice that the sale of the New Securities may be resumed, as the case may be.

WITHDRAWAL RIGHTS

      Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

      In order for a withdrawal to be effective a written or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Capital Securities."

      All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON NEW CAPITAL SECURITIES

      Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such distributions have been made, will not receive any accumulated distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such distributions have been made, from and after April 23, 1997.

CONDITIONS TO THE EXCHANGE OFFER

      Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

               (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities;

               (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Company to proceed with the Exchange Offer;

               (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Company to proceed with the Exchange Offer;

               (d) a Tax Event shall have occurred that, in the Company's and the Trust's judgment, could have an adverse effect on the Company or the Trust if the New Securities were issued to the holders of Old Securities; or

               (e) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose or that any governmental approval has not been obtained, which approval the Company and the Trust shall, in their sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

      If the Company and the Trust determine in their sole discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Trust will promptly disclose such waiver by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital

Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

      The Exchange Offer is not conditioned on any minimum amount of Old Capital Securities being tendered for exchange.

EXCHANGE AGENT

      The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

               The Chase Manhattan Bank
               55 Water Street
               Room 234, North Building
               New York, New York  10041
               Attention:  Carlos Esteves

               Confirm by Telephone:

               Carlos Esteves (212) 638-0828

               Facsimile Transmissions:

               Carlos Esteves (212) 638-7375
                              (212) 344-9367

               Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

      The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

      Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

      Neither the Company nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.


                                    THE TRUST

      The Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of April 8, 1997 executed by the Company, as Sponsor, the Delaware Trustee and the Property Trustee named therein (the "INITIAL DECLARATION"), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on April 8, 1997. The Initial Declaration was replaced by an amended and restated declaration of trust entered into on April 23, 1997 by the Company, as Sponsor, the Issuer Trustees (as defined herein) and the holders, from time to time, of undivided beneficial interests in the assets of the Trust (the "DECLARATION"). The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, which represent undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto, including engaging in the Exchange Offer. Accordingly, the Junior Subordinated Debentures are the sole assets of the Trust and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities are owned directly by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuance of an Event of Default, the rights of the Company as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated and rank junior to the rights of the holders of the Capital Securities. See "Description of Capital Securities -- Subordination of Common Securities." The Company will acquire Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of 31 years, but may dissolve earlier as provided in the Declaration. The Trust's business and affairs will be conducted by trustees (the "ISSUER TRUSTEES") appointed by the Company as the direct holder of the Common Securities. The Issuer Trustees are The Chase Manhattan Bank as the Property Trustee (the "PROPERTY TRUSTEE"), Chase Manhattan Bank Delaware as the Delaware Trustee (the "DELAWARE TRUSTEE"), and two individual trustees (the "ADMINISTRATIVE TRUSTEES"). The Chase Manhattan Bank, as Property Trustee, acts as sole indenture trustee under the Declaration. The Chase Manhattan Bank also acts as indenture trustee under the Guarantee and the Indenture. See "Description of the Guarantee" and "Description of Junior Subordinated Debentures." The holder of the Common Securities or, if an Event of Default under the Declaration has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. The Company will pay directly all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering of the Capital Securities, including all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is Imperial Capital Trust I, c/o Imperial Bancorp, 9920 South La Cienega Boulevard,

Inglewood, California 90301 Attention: Chief Executive Officer. Under the Declaration, all parties to the Declaration have agreed, and the Holders of the Capital Securities upon purchase of their Capital Securities will be deemed to have agreed, for United States income tax purposes, to treat the Trust as a grantor trust, the Junior Subordinated Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Junior Subordinated Debentures.

                        DESCRIPTION OF CAPITAL SECURITIES

      The Capital Securities represent preferred undivided beneficial interests in the assets of the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "-- Subordination of Common Securities" below. The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"). The Declaration incorporates certain provisions of the Trust Indenture Act and is subject to and governed by the Trust Indenture Act. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and the Declaration (a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part).
Certain capitalized terms used herein are defined in the Declaration.

GENERAL

      The Old Capital Securities and the New Capital Securities are limited to $75,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities" below. Legal title to the Junior Subordinated Debentures is held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The Guarantee does not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of the Guarantee."

DISTRIBUTIONS

      Distributions on the Capital Securities are cumulative from April 23, 1997, the date of original issuance of the Old Capital Securities (the "ISSUE DATE"), and will be payable semi-annually in arrears on June 30 and December 31 of each year, commencing June 30, 1997, at the annual rate of 9.98% of the Liquidation Amount to the holders of the Capital Securities on the relevant record dates. The record dates are the fifteenth day of the month preceding the month in which the relevant Distribution Date (as defined herein) falls. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined herein), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "DISTRIBUTION DATE"). A "BUSINESS DAY" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

      So long as no Debenture Event of Default shall have occurred and be continuing, the Company has the right under the Indenture to elect to defer the payment of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may end on a day other than an interest payment date for the Junior Subordinated Debentures or extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the Capital Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 9.98% thereof, compounded semi-annually from the relevant Distribution Date. The term "DISTRIBUTIONS," as used herein, shall include any such additional Distributions.

      During any such Extension Period, the Company may extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Company may elect to begin a new Extension Period. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period or any extension thereof at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin or extend such Extension Period and (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Considerations -- Interest, Original Issue Discount, Premium and Market Discount."

      During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Company's capital stock or the exchange or conversion of one class, or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans).

      Although the Company may in the future exercise its option to defer payments of interest on the Junior Subordinated Debentures, the Company has no such current intention. See "Risk Factors -- Option to Extend Interest Payment Period; Tax Considerations."

      The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- General." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Company on a limited basis as set forth herein under "Description of the Guarantee."

REDEMPTION

      Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined herein) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "REDEMPTION DATE") at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of and accrued and unpaid interest on the Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Junior Subordinated Debentures before the Initial Optional Prepayment Date upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures other than as contemplated in clause (ii) above, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "Description of Junior Subordinated Debentures -- Optional Prepayment" and "-- Special Event Prepayment," and "Certain Federal Income Tax Considerations -- Sale or Redemption of Capital Securities."

      "LIKE AMOUNT" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

      The Company has the option to prepay the Junior Subordinated Debentures,
(i) in whole or in part, on or after the Initial Optional Prepayment Date, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time before the Initial Optional Prepayment Date, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

      The Company has the right at any time to dissolve the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to satisfaction of liabilities to creditors of the Trust as provided by applicable law. Such right is subject to (i) the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and
(ii) the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

      The Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the Trust; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Company, as Sponsor, has given written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Sponsor); (iii) redemption of all of the Trust Securities as described under "-- Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

      If a dissolution occurs as described in clause (i), (ii), (iv), or (v) of the preceding paragraph, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "LIQUIDATION DISTRIBUTION"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities" below.

      After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate, if any, representing Trust Securities and held by DTC or its nominee will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

      There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may hold, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities.

REDEMPTION PROCEDURES

      If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "-- Subordination of Common Securities" below.

      If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Capital Securities held by DTC or its nominees, the Property Trustee will pay or cause the Paying Agent (as defined herein) to pay the Redemption Price to DTC. See "-- Form, Denomination, Book-Entry Procedures and Transfer" below. With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will give irrevocable instructions and authority to the Paying Agent and will irrevocably deposit with the Paying Agent for the Capital Securities funds sufficient to pay or cause the Paying Agent to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "-- Payment and Paying Agency" below. Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited with the Property Trustee to pay the Redemption Price for the Capital Securities called for redemption, then all rights of the holders of such Capital Securities will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any Redemption Date is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of the Guarantee," (i) Distributions on Capital Securities called for redemption will accumulate on the Redemption Price at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption. Price is actually paid, and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

      Subject to applicable law (including, without limitation, United States federal securities law and the regulations of the Federal Reserve) the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

      Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto or, in the case of Capital Securities called for redemption on a Redemption Date on or prior thereto, the full amount of the Redemption Price therefor, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

      In the case of any Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

      The occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures -- Debenture Events of Default") constitutes an "EVENT OF DEFAULT" under the Declaration.

      Within 10 business days after the occurrence of any Event of Default actually known to the Company, the Company shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Property Trustee, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

      If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "-- Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "-- Subordination of Common Securities" above.

REMOVAL OF ISSUER TRUSTEES

      Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor Trustee in accordance with the provisions of the Declaration.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

      Any entity into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such entity shall be otherwise qualified and eligible.

MERGERS, CONVERSIONS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

      The Trust may not merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described in "-- Liquidation of the Trust and Distribution of Junior Subordinated Debentures." The Trust may, at the request of the Company, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, merge or convert with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "SUCCESSOR SECURITIES") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or quoted, if any, (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,

(v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes. The Property Trustee is required pursuant to the terms of the Indenture to exchange, as a part of the Exchange Offer, the Old Junior Subordinated Debentures for the New Junior Subordinated Debentures, which will have terms identical to the Old Junior Subordinated Debentures except for the transfer restrictions under the Securities Act and the provision for an increase in the interest rate thereon under certain circumstances.
See "Exchange Offer."

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

      Except as provided below and under "-- Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust" above and "Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities have no voting rights.

      The Declaration may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act, or (iii) to modify, eliminate or add to any provision of the Declaration to such extent as shall be necessary to enable the Trust and the Company to conduct an Exchange Offer in the manner contemplated by the Registration Rights Agreement;

provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Declaration pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Company (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution or other payment on the Trust Securities or otherwise adversely affect the amount of any Distribution or other payment required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

      So long as any Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

      Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

      No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Declaration.

      Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company or any affiliate of the Company shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

      The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the global certificate or certificates issued in connection with sales of Capital Securities. Except as described in the next paragraph, the Capital Securities will be issued only as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully registered global Capital Security certificates (the "GLOBAL CAPITAL SECURITIES") will be issued, representing, in the aggregate, the New Capital Securities, and will be deposited with DTC.

      The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global Capital Securities.

      The New Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 New Capital Securities) and may be transferred or exchanged in the manner and at the offices described below.

Depositary Procedures

      DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "PARTICIPANTS") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "INDIRECT PARTICIPANTS"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

      Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Capital Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      Except as described below, owners of interests in the Global Capital Securities will not have New Capital Securities registered in their name, will not receive physical delivery of New Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration for any purpose.

      Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Declaration. Under the terms of the Declaration, the Property Trustee treats the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the New Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Company. Neither the Trust nor the Company or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Capital Securities, and the Trust or the Company and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of New Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the New Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Capital Securities for New Capital Securities in certificated form and to distribute such New Capital Securities to its Participants.

      The information in this section concerning DTC and book-entry systems has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

PAYMENT AND PAYING AGENCY

      Payments in respect of the New Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "PAYING AGENT") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

RESTRICTIONS ON TRANSFER

      The Old Capital Securities were issued, and the New Capital Securities will be issued, and may be transferred only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any such transfer of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

REGISTRAR AND TRANSFER AGENT

      The Property Trustee is the registrar and transfer agent for the Capital Securities.

      Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of any Capital Securities (i) during the period starting 15 days before the mailing of a notice of redemption and ending on the date of such mailing and (ii) after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

      The Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Capital Securities or the Common


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
Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

      The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

      Holders of the Trust Securities have no preemptive or similar rights.

      The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

      The Old Junior Subordinated Debentures were issued, and the New Junior Subordinated Debentures will be issued, under an Indenture dated as of April 23, 1997 (the "INDENTURE"), between the Company and The Chase Manhattan Bank, as trustee (the "DEBENTURE TRUSTEE"). The Indenture has been qualified under the Trust Indenture Act. The Indenture incorporates certain provisions of the Trust Indenture Act, and is subject to and governed by the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and, where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture (a copy of which is filed herewith as an exhibit to the Registration Statement, of which this Prospectus is a part) and the Trust Indenture Act.

GENERAL

      Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Old Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures bear interest at the annual rate of 9.98% of the principal amount thereof, payable semi-annually in arrears on June 30 and December 31 of each year (each, an "INTEREST PAYMENT DATE"), commencing June 30, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth day of the month preceding the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 9.98% thereof, compounded semi-annually. The term "interest", as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined herein), as applicable.

      The Junior Subordinated Debentures will be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The Junior Subordinated Debentures will mature on December 31, 2026 (the "STATED MATURITY DATE").

      The Junior Subordinated Debentures will rank pari passu with all Other Debentures and will be unsecured and subordinate and rank junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of the Company. See "-- Subordination" below. The Company is a non-operating holding company and almost all of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations. The Company is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Company's income are dividends, interest and fees from its banking and non-banking affiliates. The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Company and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Company and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Company and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus. In addition, payment of dividends to the Company by the Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness. See "-- Subordination" below.

FORM, REGISTRATION AND TRANSFER

      If the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer."

PAYMENT AND PAYING AGENTS

      Payment of principal of and premium, if any, and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

      Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

      So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period will end on a day other than an interest payment date for the Junior Subordinated Debentures or extend beyond the Stated Maturity Date. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon accrued at the annual rate of 9.98%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and, if the Junior Subordinated Debentures have been distributed to holders of the Trust Securities, holders of Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue original issue discount income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Considerations -- Interest, Original Issue Discount, Premium and Market Discount."

      During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or
(iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans).

      Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

OPTIONAL PREPAYMENT

      The Junior Subordinated Debentures are prepayable, in whole or in part, at the option of the Company, on or after the Initial Optional Prepayment Date, subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, at a prepayment price (the "OPTIONAL PREPAYMENT PRICE") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment if redeemed during the 12-month period beginning June 30 of the years indicated below:

      YEAR                                                    PERCENTAGE

      2007                                                    105.113
      2008                                                    104.601
      2009                                                    104.090
      2010                                                    103.579
      2011                                                    103.068
      2012                                                    102.556
      2013                                                    102.045
      2014                                                    101.534
      2015                                                    101.023
      2016                                                    100.511

      2017 and thereafter                                     100.00%



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
SPECIAL EVENT PREPAYMENT

      If a Special Event shall occur and be continuing, the Company may, at any time prior to the Initial Optional Prepayment Date, within 90 days after the occurrence of the Special Event, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, prepay the Junior Subordinated Debentures in whole (but not in part), at a prepayment price (the "SPECIAL EVENT PREPAYMENT PRICE") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable as part of the Optional Prepayment Price with respect to an optional redemption of such Junior Subordinated Debentures on the Initial Optional Prepayment Date, together with scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in either case, accrued and unpaid interest thereon to the date of prepayment.

      A "SPECIAL EVENT" means a Tax Event or a Regulatory Capital Event, as the case may be.

      A "TAX EVENT" means the receipt by the Company and the Trust of an opinion of Weil, Gotshal & Manges LLP, or any other nationally recognized tax counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures,
(ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      A "REGULATORY CAPITAL EVENT" shall occur at any time following the date (the "Election Date") on which the Company shall effectively elect to treat the Capital Securities as Tier I Capital (or its equivalent), that the Company shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the Election Date, the Capital Securities do not constitute, or within 90 days of the date of such opinion, will not constitute, Tier 1 Capital (or its then equivalent); provided, however, that a Regulatory Capital Event shall not occur by reason of the use of the proceeds of the Junior Subordinated Debentures by the Company contemplated herein.

      "ADJUSTED TREASURY RATE" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity date corresponding to the Initial Optional Prepayment Date (if no maturity date is within three months before or after the Initial Optional Prepayment Date, yields for the two published maturities most closely corresponding to the Initial Optional Prepayment Date shall be interpolated, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus, in either case (A) 2.625% if such prepayment date occurs on or prior to April 23, 1998 and (B) 1.875% in all other cases.

      "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by the Quotation Agent as having a maturity date corresponding to the Initial Optional Prepayment Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity date corresponding to the Initial Optional Prepayment Date. If no United States Treasury security has a maturity date which is within three months before or after the Initial Optional Prepayment Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the calculation of the Adjusted Treasury Rate pursuant to clause (ii) of the definition thereof shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month.

      "QUOTATION AGENT" means the Reference Treasury Dealer appointed by the Company. "REFERENCE TREASURY DEALER" means any primary U.S. Government securities dealer in New York City selected by the Company.

      "COMPARABLE TREASURY PRICE" means, with respect to any prepayment date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

      "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

      "ADDITIONAL SUMS" means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event.

      Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

      If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums.

CERTAIN COVENANTS OF THE COMPANY

      If (1) a Debenture Event of Default occurs (other than solely a default as described in paragraph (iii) under "- Debenture Events of Default"), (2) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default (other than solely a default as described in paragraph (iii) under "Debenture Events of Default") and (b) in respect of which the Company shall not have taken reasonable steps to cure, (3) the Company shall be in default with respect to its payment of any obligations under the Guarantee or
(4) the Company shall have given notice of its election of an Extension Period, or any extension thereof, as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced, then the Company will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans).

      The Company has agreed in the Indenture (i) to maintain 100 percent ownership of the Common Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, (ii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of the Trust, and (b) to continue not to be classified as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

      The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "DEBENTURE EVENT OF DEFAULT" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

         (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

         (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

      The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the nonpayment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

      The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default except a default in the payment of principal of or premium, if any, on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

      The Indenture requires the annual filing by the Company with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

      The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Junior Subordinated Debentures (except a Debenture Event of Default in payment of principal of, or of interest or premium on, the Junior Subordinated Debentures) if the Debenture Trustee considers it in the interest of such holders to do so.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

      If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Company to pay interest or premium, if any, on or principal of the Junior Subordinated Debentures on the due date, a holder of Capital Securities may institute a Direct Action. A holder of Capital Securities may also institute a Direct Action to enforce the rights of the Property Trustee if the Property Trustee fails to enforce its rights as the holder of the Junior Subordinated Debentures. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or premium, if any, or interest on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action.

      The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures. See "Description of Capital Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

      The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless: (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

      The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

MODIFICATION OF THE INDENTURE

      From time to time the Company and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies or enabling the Company and the Trust to conduct the Exchange Offer as contemplated by the Registration Rights Agreement; provided that, in any such case, such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of a majority in principal amount of the Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture.

SATISFACTION AND DISCHARGE

      The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

      In the Indenture, the Company has agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full of all Allocable Amounts in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

      In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all Allocable Amounts due in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

      No payments on account of principal or premium, if any, or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

      "ALLOCABLE AMOUNTS," when used with respect to any Senior Indebtedness, means all amounts due or to become due on such Senior Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior Indebtedness (whether as a result of the receipt of payments by the holders of such Senior Indebtedness from the Company or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Indebtedness or otherwise) but for the fact that such Senior Indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Senior Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

      "INDEBTEDNESS" means (i) any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments and any deferred obligation for the payment of the purchase price of property or assets acquired other than in the ordinary course of business and (ii) all indebtedness of the Company for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred. For purposes of this definition "claim" has the meaning assigned in Section 101(5) of the Bankruptcy Code of 1978, as amended and in effect on the date of the execution of the Indenture.

      "INDEBTEDNESS RANKING ON A PARITY WITH THE JUNIOR SUBORDINATED DEBENTURES" means Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures.

      "INDEBTEDNESS RANKING JUNIOR TO THE JUNIOR SUBORDINATED DEBENTURES" means any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures.

      "SENIOR INDEBTEDNESS" means all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

      The Company is a non-operating holding company and almost all of the operating assets of the Company are owned by the Company's subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Company is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Company's income are dividends, interest and fees from its banking and non-banking affiliates. The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Company and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Company and as to each of such other affiliates to 10% of the Bank's capital and surplus and as to the Company and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus. In addition, payment of dividends to the Company by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Accordingly, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of the Company's subsidiaries. Holders of Junior Subordinated Debentures should look only to the assets of the Company for payments of interest and principal and premium, if any.

      The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

RESTRICTIONS ON TRANSFER

      The Junior Subordinated Debentures will be issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000. Any such transfer of Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be holder of such Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debentures.

GOVERNING LAW

      The Indenture and the Junior Subordinated Debentures are governed by and will be construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

      The Debenture Trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                          DESCRIPTION OF THE GUARANTEE

      The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Capital Securities. The Chase Manhattan Bank acts under the Old Guarantee, and will act under the New Guarantee, as indenture trustee ("GUARANTEE TRUSTEE"). The New Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

      The Company has agreed to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "GUARANTEE PAYMENTS"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on Capital Securities, to the extent the Trust has funds on hand legally available therefor, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor, or (iii) upon a voluntary or involuntary dissolution and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

      The Guarantee ranks subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "-- Status" below. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "Description of Junior Subordinated Debentures -- General." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise.

      The Company has, through the Guarantee, the Declaration, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS

      The Guarantee constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Junior Subordinated Debentures.

      The Guarantee ranks pari passu with the Junior Subordinated Debentures and with all other guarantees (if any) issued by the Company after the Issue Date with respect to capital securities (if any) issued by Other Trusts. The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.




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
EVENTS OF DEFAULT

      An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

      Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

      The Company, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

CERTAIN COVENANTS OF THE COMPANY

      The Guarantee provides that, so long as any Capital Securities remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration (other than solely a default as described in paragraph (iii) under "Description of Junior Subordinated Debentures -- Debenture Events of Default"), then the Company will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the (including Other Guarantees) Company if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans).


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
AMENDMENTS AND ASSIGNMENT

      Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee Agreements shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

TERMINATION

      The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of the Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

      The Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Guarantee Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

      The Company or its affiliates maintain certain accounts and other banking relationships with the Guarantee Trustee and its affiliates in the ordinary course of business.

GOVERNING LAW

      The Guarantee is governed by, and construed in accordance with, the internal laws of the State of New York.




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
                 RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE


FULL AND UNCONDITIONAL GUARANTEE

      Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Company does not make the required payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Capital Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

      As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT OF RIGHTS OF HOLDERS OF CAPITAL SECURITIES

      A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

      A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in


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
full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

      The Capital Securities represent preferred beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto, including engaging in the Exchange Offer.

RIGHTS UPON DISSOLUTION

      Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary dissolution and liquidation of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of certain of the principal United States Federal income tax consequences of the purchase, ownership and disposition of the Capital Securities to a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any state thereof or the District of Columbia or an estate or trust the income of which is subject to United States Federal income taxation regardless of source (a "U.S. Holder"). This summary does not address the United States Federal income tax consequences to persons other than U.S. Holders or to persons other than purchasers of Capital Securities upon their initial issuance.

      This summary is based on the United States Federal income tax laws, regulations and rulings and decisions now in effect, all of which are subject to change, possibly on a retroactive basis. This summary does not address the tax consequences applicable to investors that may be subject to special tax rules such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security", "hedge," "conversion transaction" or other integrated investment or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax or estate and gift tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities.

      PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF CAPITAL SECURITIES

      The exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer should not constitute an "exchange" for United States Federal income tax purposes. Accordingly, there should be no United States Federal income tax consequences to U.S. Holders as a result of the consummation of the Exchange Offer.

CLASSIFICATION OF THE TRUST

      Upon the issuance of the Old Capital Securities, Weil, Gotshal & Manges LLP (a limited liability partnership including professional corporations) issued its opinion (the "Tax Opinion") to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified, for United States Federal income tax purposes, as a grantor trust and not as an association taxable as a corporation. As a result, each holder of Capital Securities will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures and each holder will be required to include in its gross income the items of income realized with respect to its allocable share of those Junior Subordinated Debentures. Investors should be aware that the Tax Opinion does not address any other issue and is not binding on the IRS or the courts.

INTEREST, ORIGINAL ISSUE DISCOUNT, PREMIUM AND MARKET DISCOUNT

      The Old Junior Subordinated Debentures were issued with original issue discount ("OID"). The amount of OID is equal to the excess of the stated redemption price at maturity of the Junior Subordinated Debentures over their "issue price" (i.e., generally, the initial offering price to the public, excluding bond houses or brokers). For the reasons stated below, the stated interest on the Junior Subordinated Debentures will not be treated as "qualified stated interest," and, therefore, will be included in the stated redemption price at maturity of the Junior Subordinated Debentures.

      Final Treasury Regulations issued on June 16, 1996 generally provide that stated interest on a debt instrument is not "qualified stated interest" and, therefore, will give rise to OID unless such interest is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Interest is considered to be unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or non-payment a "remote contingency."

      The Company has the right, at any time and from time to time during the term of the Junior Subordinated Debentures, to defer payments of interest by extending the interest payment period for a period not exceeding 10 consecutive semi-annual periods, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Because of this option, all of the stated interest payments on those Junior Subordinated Debentures will be treated as OID. Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their regular method of tax accounting. The amount of OID includable in income is the sum of the "daily portions" of OID with respect to each day during the taxable year or portion of the taxable year in which the obligation was held ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to the accrual period. Under the Treasury Regulations, the "accrual period" for each obligation may be of any length and may vary in length over the term of the obligation, provided that each accrual period is no longer than one year and each scheduled payment occurs on either the first or last day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the product of each obligation's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). If all accrual periods are of equal length except for either an initial short period or an initial and final short period, the amount of OID allocable to the initial short accrual period may be computed under any reasonable method. The "adjusted issue price" of an interest in a Junior Subordinated Debenture at the start of any accrual period is equal to its purchase price (generally, the purchase price of the Capital Security, less any purchased accrued interest) increased by the accrued OID for each prior accrual period and reduced by the amount of any cash payments. In the event that the interest payment period is extended, holders will continue to accrue OID on an economic accrual basis over the length of the extended interest period.

      To the extent a holder acquires its Capital Securities in the secondary market at a price that is greater or less than the adjusted issue price of such holder's share of the Junior Subordinated Debentures, the holder may be deemed to have acquired its interest in the Junior Subordinated Debentures with acquisition premium or with market discount, as the case may be. A holder who purchases Capital Securities at a premium will be permitted to reduce the amount of OID required to be included in income to reflect the acquisition premium. A holder who purchases Capital Securities at a market discount will also include the amount of such discount in income in accordance with the market discount rules described below.

      A holder that acquires its undivided beneficial interest in the Junior Subordinated Debentures at a market discount generally will be required to recognize ordinary income to the extent of accrued market discount on the Junior Subordinated Debentures upon the retirement of the underlying Junior Subordinated Debentures or, to the extent of any gain, upon the disposition of the Capital Securities. Such market discount would accrue ratably, or, at the election of the holder, under a constant yield method over the remaining term of the Junior Subordinated debentures. A holder will also be required to defer the deduction of a portion of the interest paid or accrued on indebtedness incurred to purchase or carry Capital Securities that represent Junior Subordinated Debentures acquired with market discount. In lieu of the foregoing, a holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in the taxable year of the election or thereafter, in which case the interest deferral rule will not apply.

      A holder may elect, in lieu of applying the market discount or premium rules described above, to account for all income under the Junior Subordinated Debentures as if it were OID. A holder that makes this election and that is considered to have acquired its undivided beneficial interest in the Junior Subordinated Debentures with market discount will be considered to have made the election described in the immediately preceding paragraph.

      Holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income earned on the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES UPON LIQUIDATION OF THE TRUST

      As described under "Description of Capital Securities-Liquidation of the Trust and Distribution of Junior Subordinated Debentures," Junior Subordinated Debentures may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution would be treated as a non-taxable event to each holder and each holder's aggregate tax basis in the Junior Subordinated Debentures would be equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period for which the Capital Securities were held by such holder. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States Federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, the distribution of Junior Subordinated Debentures to the holders of Capital Securities by the Trust would be a taxable event to the Trust and a holder of Capital Securities would recognize gain or loss as if such holder had exchanged its Capital Securities for the Junior Subordinated Debentures it received upon the liquidation of the Trust. A holder will be taxable on OID in respect of Junior Subordinated Debentures


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
received from the Trust in the manner described above under "-Interest, Original Issue Discount, Premium and Market Discount."

SALE OR REDEMPTION OF CAPITAL SECURITIES

      A holder that sells Capital Securities (including a redemption for cash) will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted tax basis in the securities sold or redeemed. A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID previously includable in such holder's gross income to the date of disposition (and the accrual of market discount, if any, if an election to accrue market discount in income currently is made) and decreased by payments received on the Capital Securities. Except to the extent noted above and subject to the market discount rules of the Code, any such gain or loss generally will be long-term capital gain or loss if the Capital Securities were held for more than one year.

      The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., OID), and to add such amount to its adjusted tax basis in its Capital Securities disposed of. To the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than such holder's adjusted tax basis (which will include accrued OID, including all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

      Subject to the qualifications discussed below, income on the Capital Securities will be reported to holders on Forms 1099, which forms are expected to be mailed to holders of Capital Securities by January 31 following each calendar year.

      The Trust will be obligated to report annually to Cede & Co., as holder of record of the Capital Securities, the interest (or OID) related to the Junior Subordinated Debentures for that year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record holders until April 15 following each calendar year. The Initial Purchasers have indicated to the Trust that, to the extent that they hold Capital Securities as nominees for beneficial holders, they currently expect to report to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of Capital Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Capital Securities who hold their Capital Securities through the Initial Purchasers will receive Forms 1099 reflecting the income on their Capital Securities from such nominee holders rather than the Trust.

      Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's Federal income tax liability, provided the required information is provided to the IRS.

PROPOSED TAX LEGISLATION

      On February 6, 1997, President Clinton submitted to Congress the Proposal to implement certain tax legislation that would, as explained in the Joint Committee Description, generally deny interest deductions for interest on an instrument which (a) is issued by a corporation, (b) has a maximum term of more than 15 years and (c) is not shown as indebtedness on the separate balance sheet of the issuer (or, if the instrument is issued to a related party other than a corporation and the holder or some other related party issues a related instrument, such instrument is not shown as indebtedness on the issuer's consolidated balance sheet). If such provision were to apply to the Junior Subordinated Debentures, the Company would be unable to deduct interest on the Junior Subordinated Debentures, which under current law, the Company believes it will be able to deduct. However, as explained in the Joint Committee Description, legislation enacted under the Proposal would be effective generally for instruments issued on or after the date of first congressional committee action on the Proposal. There can be no assurance that the Proposal will not result in legislation having a retroactive effect and applicable to the Junior Subordinated Debentures. Furthermore, there can be no assurance that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that the Proposal or any other such legislation will not result in a Tax Event, which would permit the Company to cause a redemption of the Capital Securities before, as well as after, June 30, 2007. See "Description of Capital Securities -- Redemption" and "Description of Junior Subordinated Debentures -- Special Event Prepayment."

      THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                              ERISA CONSIDERATIONS

      The Company, the obligor with respect to the Junior Subordinated Debentures held by the Trust, and the Property Trustee may be considered a "PARTY IN INTEREST" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "DISQUALIFIED PERSON" (within the meaning of Section 4975 of the Code) with respect to many Plans and Plan Asset Entities. Any purchaser proposing to acquire Capital Securities with assets of any Plan or Plan Asset Entity should consult with its counsel, particularly with respect to the applicability of the prohibited transaction provisions of ERISA and Section 4975 of the Code. The purchase and/or holding of Capital Securities by a Plan or Plan Asset Entity that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company or the Property Trustee is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exception for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, service providers with respect to the assets of the Trust may become parties in interest or disqualified persons with respect to investing Plans or Plan Asset Entities, and any discretionary authority exercised with respect to the Junior Subordinated Debentures by such persons could be deemed to constitute a prohibited transaction under ERISA or the Code. In order to avoid such prohibited transactions, each investing Plan or Plan Asset Entity, by purchasing the Capital Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debentures and to have appointed the Property Trustee.

      A Plan fiduciary should consider whether the purchase of Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such delegation of authority generally would be permissible under ERISA. Further, prior to an Event of Default with respect to the Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired as a result of market-making activities or other trading activities. The Company and the Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business 90 days after such date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until September 22, 1997, all dealers effecting transactions in the New Capital Securities may be required to deliver a prospectus.

      The Company and the Trust will not receive any proceeds from any sale of New Capital Securities by broker-dealers. New Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Capital Securities and any commissions or concessions received by an such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period of 90 days after the date on which the Exchange Offer is consummated, the Company and the Trust will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

      Certain matters of Delaware law relating to the validity of the New Capital Securities and the creation of the Trust will be passed upon on behalf of the Company and the Trust by Richards, Layton & Finger P.A., special Delaware counsel to the Company and the Trust. The validity under New York law of the New Junior Subordinated Debentures and the New Guarantee will be passed upon for the Company and the Trust by Weil, Gotshal & Manges LLP (a limited liability partnership including professional corporations), New York, New York. Certain United States federal income tax matters have been, and will be in connection with the Exchange Offer, passed upon for the Company and the Trust by Weil, Gotshal & Manges LLP.


                                     EXPERTS

      The consolidated financial statements of the Company as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, incorporated by reference herein, have been audited by KPMG Peat Marwick LLP, independent auditors, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

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
NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN                                    $75,000,000
AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN CONTAINED OR                                         IMPERIAL CAPITAL TRUST I
INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE
ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN
OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST
NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY
IMPERIAL BANCORP OR IMPERIAL CAPITAL TRUST I.                               9.98% Series B Capital Securities
NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE
ACCOMPANYING LETTER OF TRANSMITTAL NOR ANY SALE                                    (Liquidation Amount
MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY                                 $1,000 per Capital Security)
CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS
NOT BEEN ANY CHANGE IN THE AFFAIRS OF IMPERIAL                            fully and unconditionally guaranteed,
BANCORP OR IMPERIAL CAPITAL TRUST I SINCE THE DATE                         to the extent described herein, by
HEREOF. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR
THE ACCOMPANYING LETTER OF TRANSMITTAL CONSTITUTES
AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN
WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR
IN WHICH THE PERSON MAKING SUCH OFFER IS NOT                                        IMPERIAL BANCORP
QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS
UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                  TABLE OF CONTENTS
                                                 PAGE                                  Prospectus

Available Information...............................1
Incorporation of Certain Documents by
  Reference.........................................2
Summary.............................................3
Risk Factors.......................................11
Imperial Bancorp...................................18
Use of Proceeds....................................21
Ratios of Earnings to Fixed Charges................22
Capitalization.....................................23
Selected Consolidated Financial Data
  of Imperial Bancorp..............................24
Pro Forma Financial Information....................27
Security Ownership of Certain Beneficial
  Owners and Management............................33                                June 23, 1997
The Exchange Offer.................................35
The Trust..........................................46
Description of Capital Securities..................47
Description of Junior Subordinated
  Debentures.......................................60
Description of the Guarantee.......................72
Relationship Among the Capital Securities,
  the Junior Subordinated Debentures
  and the Guarantee................................76
Certain Federal Income Tax Considerations..........78
ERISA Considerations...............................82
Plan of Distribution...............................84
Legal Matters......................................85
Experts............................................85

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